UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

INCYTE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Incyte | SOLVE ON.

2022 PROXY STATEMENT

and Notice of Annual Meeting of Stockholders

Dear Fellow Stockholders,
2021 was a remarkable year of execution for Incyte. We delivered strong revenue growth across our portfolio of products; launched several new products and indications, including our very first dermatology product; and advanced a number of important programs within our pipeline. Total product and royalty revenues grew 17% year over year to $2.9 billion, representing a five-year compounded annual growth rate of 24%. Since the beginning of 2021, we have received 5 regulatory approvals across the United States, Europe and Japan, illustrating the continued growth and diversification of our product portfolio.
One of the most notable events of 2021 was the launch of Opzelura™ (ruxolitinib) cream, which is not only our first dermatology product, but also the first topical JAK inhibitor approved to treat mild to moderate atopic dermatitis in the United States, where millions of patients are living with inadequately controlled disease. The uptake of Opzelura has been strong, driven by its unique profile and the clear unmet medical need. Ruxolitinib cream is also in development for vitiligo, a disease that causes loss of skin color in patches and that affects millions of patients worldwide. There are currently no approved therapies for repigmentation in vitiligo. Ruxolitinib cream achieved primary and all key secondary endpoints in the Phase 3 clinical trials for vitiligo and is now under regulatory review by the FDA and EMA for this indication. We are also pursuing Phase 3 studies for ruxolitinib cream in pediatric atopic dermatitis and chronic hand eczema, as well as other potential new indications, as we seek to expand our dermatology franchise and make it an important source of growth for Incyte.
2021 also saw the progress of our hematology and oncology portfolio, another component of Incyte’s future growth strategy. Several important programs within LIMBER (Leadership in MPNs BEyond Ruxolitinib) are ongoing, including two pivotal trials evaluating parsaclisib in combination with ruxolitinib and proof-of-concept trials with ruxolitinib in combination with our BET and ALK2 inhibitors. For each of these programs, we have the potential to develop a fixed-dose combination with our once-a-day (QD) formulation of ruxolitinib, which is currently in testing. Other important programs include our oral PD-L1 program, where we were the first to ever show clinical activity, and our adenosine program, where we have an opportunity for triplet therapy with A2A/A2B, CD73 and PD-1. We also initiated a Phase 3 study in warm autoimmune hemolytic anemia with parsaclisib based on positive Phase 2 results. Our pipeline is robust and well-balanced across stages of development and indications. We are looking forward to another exciting year ahead.
These achievements would not be possible without the hard work of our Incyte colleagues worldwide, who have worked with determination to bring innovative medicines to our patients.
We also made significant progress in our Global Responsibility efforts this year. In early 2021, we set public environmental goals for the first time, and we already have achieved one of those goals with our Green Globes certified U.S. Headquarters building in Wilmington, DE. We also transitioned our U.S. Headquarters’ electricity to 100% renewable sources, which represents an important step towards our goal of being operationally carbon neutral by 2025. To demonstrate our commitment to Global Responsibility, Environmental, Social and Governance (ESG) matters, we have added ESG goals to our annual incentive compensation plan for the first time in 2022.
We continue to engage with and respond to feedback from you, our stockholders, to continually improve. Your input is vital to our success, and my fellow Directors and I would like to thank you for your continued support and encouragement. We look forward to reporting on what I expect to be another year of important milestones where we will develop and expand our pipeline, deliver new data in key clinical programs and continue driving uptake of our existing and newly launched products and indications.
Solve On.
Hervé Hoppenot
Chairman, President and Chief Executive Officer

Incyte Corporation
1801 Augustine Cut-Off
Wilmington, Delaware 19803
Notice of Annual Meeting of Stockholders

Wednesday, June 15, 2022
1:00 PM Eastern Daylight Time
1815 Augustine Cut-Off, Wilmington, Delaware 19803*
To the Stockholders of Incyte Corporation:
The Annual Meeting of Stockholders of Incyte Corporation, a Delaware corporation (the “Company”), will be held at the Company’s offices located at 1815 Augustine Cut-Off, Wilmington, Delaware 19803, on Wednesday, June 15, 2022, at 1:00 PM Eastern Daylight Time, for the purposes specified below:
Purposes:
1.
Elect eight directors to serve until the 2023 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified;

2.
Approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

3.
Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022; and

4.
Transact such other business as may properly come before the Annual Meeting of Stockholders and any postponement or adjournment of the Annual Meeting.

Record Date:	April 18, 2022—Stockholders of record as of the close of business on April 18, 2022 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.
It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will vote as soon as possible. Voting now will ensure your representation at the Annual Meeting regardless of whether you attend in person. You may vote over the internet, by telephone or by mailing the enclosed proxy card or voting instruction form. Please review the instructions on pages 1 and 86 of the attached Proxy Statement and your proxy card or voting instruction form regarding each of these voting options.
By Order of the Board of Directors

Maria E. Pasquale
Secretary
April 29, 2022

*
We intend to hold our Annual Meeting in person. However, we continue to monitor the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. If stockholder attendance is not permitted or we determine that it is not in the best interest of our employees, stockholders and community to permit stockholder attendance, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so via a press release, and will post details on how to participate on our website and file additional proxy materials with the SEC. Please note that Incyte requires all visitors to provide proof of COVID-19 vaccination.

1	Proxy Statement Summary
2	Performance Highlights
9	Corporate Governance Highlights
12	Stockholder Engagement
14	Executive Compensation Highlights
16	Global Responsibility
21	Proposal 1 Election of Directors
	26	Board Committees
	29	Compensation of Directors
	32	Corporate Governance
40	Proposal 2 Advisory Vote to Approve Executive Compensation
	41	Executive Compensation
		48	Compensation Discussion and Analysis
		62	Compensation Committee Report
		63	Executive Compensation Tables
	76	CEO Pay Ratio
	77	Equity Compensation Plan Information
78	Report of the Audit and Finance Committee of the Board
79	Proposal 3 Ratification of Independent Registered Public Accounting Firm
80	Security Ownership of Certain Beneficial Owners and Management
82	Other Matters
84	Frequently Asked Questions
A-1	Appendix A: Note Regarding Forward-Looking Statements
Proxy Statement 2022 | i

Proxy Statement Summary

Meeting Information
Time and Date:	1:00 PM EDT, June 15, 2022
Place:	1815 Augustine Cut-Off* Wilmington, DE 19803
Record Date:	April 18, 2022
Admission:	Please follow the instructions contained in this Proxy Statement
Mail Date:	The Proxy Availability Notice will be mailed to stockholders on or about April 29, 2022
Voting Matters
PROPOSAL		BOARD’S VOTING RECOMMENDATION
1	Election of Directors	FOR each Nominee
2	Advisory Vote to Approve Executive Compensation	FOR
3	Ratification of Independent Registered Public Accounting Firm	FOR
How to Vote
You may vote using any of the following methods:

INTERNET	TELEPHONE	MAIL	IN PERSON
Stockholders of record may vote online at www.envisionreports.com/INCY	Stockholders of record may call toll-free 1-800-652—VOTE (8683)	Follow the instructions in your proxy materials.	You may obtain directions to the Annual Meeting by contacting our Company’s Investor Relations Department at (302) 498-6700.

*
We intend to hold our Annual Meeting in person. However, we continue to monitor the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. If stockholder attendance is not permitted or we determine that it is not in the best interest of our employees, stockholders and community to permit stockholder attendance, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so via a press release, and will post details on how to participate on our website and file additional proxy materials with the SEC. Please note that Incyte requires all visitors to provide proof of COVID-19 vaccination.

Proxy Statement 2022 | 1

Performance Highlights

2021 Financial Performance
2021 was another year of strong performance for Incyte. Product and royalty revenues grew 17% year-over-year to $2.9 billion, driven by growth across all products commercialized by Incyte as well as Incyte products commercialized by our partners. During the year, we achieved 5 regulatory approvals across the U.S., Europe and Japan. These launches are currently underway and are expected to contribute more meaningfully to revenue going forward.
Revenues of Jakafi® (ruxolitinib), our largest product by net sales, grew 10% to reach $2.1 billion for the year, with new patient starts driving performance across our approved indications in myelofibrosis, polycythemia vera and graft-versus-host disease (GVHD). In the fourth quarter, Jakafi received approval of its fourth indication for the treatment of patients with steroid-refractory chronic GVHD.
Within our hematology and oncology franchise, we further expanded our commercial portfolio with several new approvals, including Pemazyre® (pemigatinib) in cholangiocarcinoma (CCA) in Europe and Japan and Minjuvi® (tafasitamab) in relapsed or refractory diffuse large B-cell lymphoma (DLBCL) in Europe, establishing both as global brands following their U.S. launches in 2020.
An important achievement in 2021 was the approval and launch in October of Opzelura™ (ruxolitinib) cream for atopic dermatitis. Opzelura is a significant future growth driver for Incyte and a cornerstone program for our newly established dermatology franchise. Opzelura is a potent and selective inhibitor of JAK1 and JAK2, designed specifically for topical application. Its unique profile, which positions the product in between other topical therapies and systemic drugs, addresses a significant unmet need in a market where there are millions of patients living with inadequately controlled mild to moderate atopic dermatitis. In the first twelve weeks of commercialization of Opzelura, over 19,000 new patients were treated with Opzelura and we continue to see strong uptake week over week. In addition to atopic dermatitis, we have another substantial opportunity for ruxolitinib cream in vitiligo, a disease that causes loss of skin color in patches and which affects over 1.5 million people in the U.S. Currently, there are no approved therapies for repigmentation.
In addition to our product revenues, we receive royalties on Jakavi® (ruxolitinib) and Tabrecta® (capmatinib), commercialized by Novartis, and on Olumiant® (baricitinib), commercialized by Eli Lilly and Company. Jakavi is indicated for the treatment of patients with myelofibrosis and polycythemia vera and in March 2022, received a positive CHMP opinion for acute and chronic graft-versus-host disease. Tabrecta is approved in the U.S. and Japan for the treatment of patients with metastatic non-small cell lung cancer whose tumors have a mutation that leads to METex14 and in April 2022, received a positive CHMP opinion for the same indication. Olumiant is approved for rheumatoid arthritis (in the U.S., Europe and Japan) and atopic dermatitis (in Europe and Japan), and last year,
2 | Proxy Statement 2022

Performance Highlights
was authorized for use under an Emergency Use Authorization for the treatment of COVID-19. Total royalties grew 45% in 2021 to reach $569 million

(1)
Monjuvi revenues recognized by MorphoSys and included in our collaboration loss sharing line item on our consolidated statement of operations for the year ended December 31, 2021.

(2)
Totals may not add due to rounding.

Proxy Statement 2022 | 3

Performance Highlights
2021 and YTD Regulatory and Clinical Achievements
Throughout 2021 and year-to-date, we achieved numerous important milestones. These are summarized in the graphic below and described in more detail thereafter.

Regulatory Approvals

Opzelura (ruxolitinib) cream 1.5%	Only topical JAKi approved in U.S. for AD
Jakafi ruxolitinib tablets	Approved in U.S. in 2L chronic GVHD
MINJUVI tafasitamab for injection 200 mg/vial	Approved in EU in 2L DLBCL
Pemazyre pemigatinib (tablets)	Approved in EU for CCA and in Japan for BTC

Key Clinical Results

- ✔ **Ruxolitinib cream in vitiligo:** Primary/secondary endpoints met in TRuE-V1/V2; Positive 52-week data presented at AAD
- ✔ **Oral PD-L1 program:** First oral PD-L1s to show clinical activity
- ✔ **Parsaclisib in sAIHA:** Ph3 trial initiated following positive Ph 2 results
- ✔ **Tafasitamab:** L-MIND 3 year results demonstrate durable responses with tafasitamab + LEN treatment in r/r DLBCL
- ✔ **QD Rux:** Bioequivalence achieved
- ✔ **Axatilimab1 Ph 1/2 data:** 68% ORR in heavily pre-treated cGVHD patients

Regulatory Acceptances

- ✔ **Ruxolitinib cream in vitiligo**
  - sNDA under FDA review
  - MAA under EMA review

Key Partnership Updates

- ✔ **Ruxolitinib:** Positive CHMP opinion for acute and chronic GVHD; J-NDA under review for acute and chronic GVHD
- ✔ **Capmatinib:** MAA submission for NSCLC
- ✔ **Baricitinib:** sNDA, MAA and J-NDA submissions for alopecia areata

AD = atopic dermatitis; GVHD = graft-versus-host disease; DLBCL = diffuse large B-cell lymphoma; CCA = cholangiocarcinoma; BTC = biliary tract carcinoma; AAD = American Academy of Dermatology; MAA = Marketing Authorization Application; EMA = European Medicines Agency; NSCLC = non-small cell lung cancer.

(1)
Development of axatilimab in collaboration with Syndax Pharmaceuticals

Myeloproliferative Neoplasms (MPNs) and Graft-Versus-Host Disease (GVHD)
Jakafi received its fourth approval in steroid-refractory chronic GVHD in September 2021. There are approximately 14,000 patients living with chronic GVHD in the U.S., of which over half require therapy beyond systemic corticosteroids.
Our Leadership In MPNs Beyond Ruxolitinib (LIMBER) program focuses on developing new therapies to improve and expand upon available therapeutic options for patients living with MPNs. Parsaclisib (PI3Kδ) plus ruxolitinib is being evaluated in pivotal trials (1L and inadequate responders), and INCB57643 (BET) and INCB00928 (ALK2) combination trials with ruxolitinib are in proof-of-concept. Once-a-day (QD) ruxolitinib is currently in testing and is expected to be submitted to the FDA for approval in the first half of this year.
In 2021, we entered into a global collaboration with Syndax Pharmaceuticals to clinically develop and commercialize axatilimab, an anti-CSF-1R monoclonal antibody, as a therapy for patients with chronic GVHD as well as in
4 | Proxy Statement 2022

Performance Highlights
additional immune-mediated diseases where CSF-1R-dependent monocytes and macrophages are believed to contribute to organ fibrosis. We expect to expand development of axatilimab in cGVHD with additional monotherapy and combination trials planned later this year.
Other Hematology and Oncology
In 2020, Monjuvi® was approved under accelerated approval by the U.S. FDA based on data, including overall response rate, from the Phase 2 L-MIND study, a single-arm trial of Monjuvi in combination with lenalidomide as a treatment for adult patients with r/r DLBCL. Monjuvi’s launch is ongoing in the U.S. and uptake continues to increase in the second-line DLBCL setting, with continued penetration into new accounts.
In 2021, we received the approval in Europe of Minjuvi® as a treatment for patients with relapsed or refractory DLBCL and we are working to secure reimbursement on a country by country basis.
Updated 3-year L-MIND results were recently presented and demonstrated the potential for long-term disease control and durable responses in patients treated with tafasitamab in combination with lenalidomide followed by tafasitamab monotherapy in patients with r/r DLBCL.
Several trials evaluating tafasitamab in additional indications are currently ongoing, including a Phase 3 trial in first line DLBCL evaluating tafasitamab plus lenalidomide and R-CHOP versus R-CHOP and a Phase 3 trial evaluating tafasitamab plus lenalidomide and rituximab (R-squared) versus R-squared in patients with relapsed or refractory follicular or marginal zone lymphoma.
Pemazyre is the first targeted therapy approved in the U.S for second-line cholangiocarcinoma and is the market leader. It is the first product to be commercialized by Incyte in multiple geographies following regulatory approvals in Europe and Japan in 2021.
Pemigatinib is currently being evaluated in a pivotal study in first-line cholangiocarcinoma. Additionally, based on findings from our solid tumor-agnostic trial (FIGHT-207) evaluating pemigatinib in patients with driver-alterations of FGF/FGFR, we intend to initiate Phase II studies in glioblastoma (GBM) and non-small cell lung cancer (NSCLC).
Other development highlights within hematology and oncology include:
•
We initiated a Phase 3 study of parsaclisib in warm autoimmune hemolytic anemia (AIHA) based on positive Phase 2 results. There are an estimated 1 in 8,000 people living with warm AIHA in the United States, of which the treatable population is approximately 30%. There are no approved therapies for patients living with this disease.

•
Our oral PD-L1 program was the first to ever demonstrate clinical activity.

•
Retifanlimab (PD-1) is currently being evaluated in a Phase 3 trial (POD1UM-303) as a treatment for previously treated patients with advanced squamous cell carcinoma of the anal canal (SCAC) who have

Proxy Statement 2022 | 5

Performance Highlights
progressed following standard platinum-based chemotherapy. In addition, retifanlimab is being evaluated as a first line therapy in combination with platinum-based chemotherapy as a treatment for patients with NSCLC.
Inflammation and AutoImmunity (IAI) / Dermatology
Opzelura™ (ruxolitinib) cream was launched on October 11, 2021 for mild to moderate atopic dermatitis (AD) and is pending regulatory approval for vitiligo.
We presented positive Phase 3 TRuE-V 24-week results of ruxolitinib cream treatment in patients with vitiligo at the European Academy of Dermatology and Venereology (EADV) last year. Primary and all key secondary endpoints were met and ruxolitinib cream demonstrated significant improvements in facial and total body repigmentation in vitiligo patients. At the 2022 American Academy of Dermatology (AAD) Annual Meeting, we presented new 52-week results from the pivotal program, which demonstrated that a longer duration of therapy with ruxolitinib cream was associated with greater repigmentation. A supplemental new drug application (sNDA) and a marketing authorization application (MAA) for ruxolitinib cream as a treatment for vitiligo are under review at the U.S. FDA and the European Medicines Agency (EMA), respectively. If approved, ruxolitinib cream would become the first product approved for repigmentation in vitiligo and would be a new therapeutic option for the millions of patients living with the disease today.
Further, as we work to maximize the opportunity for the dermatology franchise, we have established a broad clinical development program within dermatology that includes multiple new indications for ruxolitinib cream, as well as new products. Ruxolitinib cream is being evaluated in pediatric atopic dermatitis and in chronic hand eczema, where we are initiating two Phase 3 studies. We are also assessing INCB54707, our JAK1 specific inhibitor, in Phase 2 studies for hidradenitis suppurativa, prurigo nodularis and vitiligo. There is significant potential with each of these indications where there are limited treatment options, or in some cases, no FDA-approved therapies.
Partnered Programs (Incyte is eligible for royalties and milestone payments)
We participate in multiple collaborative partnerships in which we are eligible for milestone payments and royalties on certain Incyte discovered products that we licensed to third parties. Currently, our key commercialized products include Jakavi® (ruxolitinib) and Tabrecta® (capmatinib), which are licensed to Novartis, and Olumiant® (baricitinib), which is licensed to Lilly.
Ruxolitinib is under review both at the EMA and the Pharmaceuticals and Medical Devices Agency (PMDA) as a treatment for steroid-refractory acute and chronic GVHD in Europe and Japan, respectively. In March 2022, the EMA’s Committee for Medicinal Products for Human Use (CHMP) issued a positive opinion recommending approval of ruxolitinib for the treatment of patients aged 12 and older with steroid-refractory acute graft-versus-host disease or chronic graft-versus-host disease. Capmatinib is under review at the EMA as a treatment for certain patients with NSCLC and in April 2022, the CHMP issued a positive opinion recommending approval of capmatinib for the treatment of adults with metastatic non-small cell lung cancer whose tumors have a mutation that leads to METex14.
6 | Proxy Statement 2022

Performance Highlights
During 2021, Lilly announced positive results from two pivotal Phase 3 trials (BRAVE-AA1 and BRAVE-AA2) which found once-daily OLUMIANT® (baricitinib) 4-mg was superior to placebo in achieving significant scalp hair regrowth as early as 24 weeks in adults with severe alopecia areata (AA) as defined by ≥50% scalp hair loss at baseline. Lilly has submitted an sNDA, MAA and J-NDA for baricitinib as a treatment for AA in the U.S., Europe and Japan, respectively. There are no approved systemic therapies for AA.
Clinical Development Pipeline
Our pipeline is broad and diverse spanning across multiple mechanisms of action and diseases, all with the same goal of developing therapies that help to address unmet needs of patients and to ultimately be able to make a meaningful difference in the lives of patients and their caregivers. The chart below summarizes our clinical stage programs.

MPNs and GVHD

Program	Indication	Clinical Proof of Concept	Pivotal	Approved
Jakafi® (ruxolitinib)[1] JAK1/JAK2	Myelofibrosis[2], polycythemia vera[2], GVHD[2]			●
ruxolitinib QD JAK1/JAK2	Myelofibrosis, polycythemia vera, GVHD		●	
parsaclisib PI3Kδ	Myelofibrosis | + ruxolitinib		●	
itacitinib JAK1	Chronic GVHD		●	
axatilimab[3] CSF-1R	Chronic GVHD		●	
INCB57643 BET	Myelofibrosis | ± ruxolitinib	●		
INCB00928 ALK2	Anemia due to hematological disorders including MF | ± ruxolitinib	●		

Other Hematology/Oncology

Program	Indication	Clinical Proof of Concept	Pivotal	Approved
Pemazyre® (pemigatinib) FGFR1/2/3	Cholangiocarcinoma[4]			●
Monjuvi® (tafasitamab-cxix)[5] **Minjuvi® (tafasitamab)**[5] CD19	r/r DLBCL[2,6,7]			●
Iclusig® (ponatinib)[8] BCR-ABL	Chronic myeloid leukemia, Ph+ acute lymphoblastic leukemia			●
pemigatinib FGFR1/2/3	MLN with *FGFR1* rearrangement		●	
	NSCLC, glioblastoma	●		
tafasitamab[5] CD19	1L DLBCL, follicular lymphoma, marginal zone lymphoma		●	
	B-cell malignancies | + parsaclisib	●		
parsaclisib PI3Kδ	Warm autoimmune hemolytic anemia		●	
retifanlimab[9] PD-1	Squamous cell anal carcinoma, NSCLC		●	
	MSI-H endometrial cancer, Merkel cell carcinoma	●		
itacitinib JAK1	Cytokine release syndrome	●		
Oral PD-L1 Program	Solid tumors	●		
INCAGN2385[10] LAG-3	Solid tumors	●		
INCAGN2390[10] TIM-3	Solid tumors	●		
INCAGN1876[10] GITR	Solid tumors	●		
INCB81776 AXL/MER	Solid tumors	●		
INCB106385 A2A/A2B	Solid tumors	●		
INCA00186 CD73	Solid tumors	●		
INCB123667 CDK2	Solid tumors	●		

Dermatology and Other IAI

Program	Indication	Clinical Proof of Concept	Pivotal	Approved
Opzelura™ (ruxolitinib) cream JAK1/JAK2	Atopic dermatitis[2]			●
ruxolitinib cream JAK1/JAK2	Vitiligo, pediatric atopic dermatitis, chronic hand eczema		●	
INCB54707 JAK1	Hidradenitis suppurativa, vitiligo, prurigo nodularis	●		
INCB00928 ALK2	Fibrodysplasia ossificans progressiva	●

Proxy Statement 2022 | 7

Performance Highlights
Discovery Capabilities
Our approach to drug discovery, driven by our core competencies in medicinal chemistry and cellular and translational biology, has enabled us to bring forth numerous drug candidates into clinical development and through regulatory approval. We have established a focused set of drug discovery capabilities in-house, including target validation, high-throughput screening, medicinal chemistry, computational chemistry, pharmacological and translational sciences, ADME (absorption, distribution, metabolism and excretion) and toxicology assessment. We augment these capabilities through a network of collaborations with academic partners and contract research organizations with relevant expertise. In addition to our established small molecules expertise, we have expanded our drug discovery capabilities to include monoclonal antibody discovery in-house and access to bi-specific antibody discovery capabilities.
Our discovery process is target- and pathway-centric and leverages cross-program knowledge to identify and prosecute novel points of synergy, and our areas of focus are primarily in oncology and inflammation and autoimmunity.
8 | Proxy Statement 2022

Corporate Governance Highlights

Our Board of Directors
					Committee Membership
Name and Primary Occupation	Director Since	Age	Independent	Other Outside Public Boards	Compensation	Audit and Finance	Nominating and Corporate Governance	Science and Technology
Hervé Hoppenot—Chairman of the Board President and Chief Executive Officer Incyte Corporation	2014	62		1
Julian C. Baker—Lead Independent Director Managing Partner Baker Brothers Investments	2001	55	✓	2
Jean-Jacques Bienaimé Chief Executive Officer BioMarin Pharmaceutical Inc.	2015	68	✓	1
Otis W. Brawley, M.D. Bloomberg Distinguished Professor of Oncology and Epidemiology Johns Hopkins University	2021	62	✓	3
Paul J. Clancy Former Executive Vice President and Chief Financial Officer Alexion Pharmaceuticals, Inc.	2015	60	✓	3
Wendy L. Dixon, Ph.D.1 Former Chief Marketing Officer and President, Global Marketing Bristol-Myers Squibb Company	2010	66	✓	2
Jacqualyn A. Fouse, Ph.D. Chief Executive Officer Agios Pharmaceuticals, Inc.	2017	60	✓	1
Edmund P. Harrigan, M.D. Former Senior Vice President of Worldwide Safety and Regulatory Pfizer Inc.	2019	69	✓	2
Katherine A. High, M.D. President, Therapeutics Asklepios Biopharmaceutical, Inc.	2020	70	✓	1
Committee Chair	Financial Expert	Member

1.
Dr. Wendy L. Dixon is retiring from the Board as of the Annual Meeting.

Board Skills and Experience
Our Board is made up of a diverse group of individuals with various pertinent areas of expertise. Continuous refreshment has led to a complementary mix of new, mid-term and seasoned directors. We believe this group of directors collectively has the skills and experience to support Incyte in the achievement of our long-term goals.
Proxy Statement 2022 | 9

Corporate Governance Highlights
Matrix of Board Nominees
Expertise	Hoppenot	Baker	Bienaimé	Brawley	Clancy	Fouse	Harrigan	High
Biopharma Industry	✓	✓	✓	✓	✓	✓	✓	✓
Operational Leadership	✓		✓		✓	✓	✓	✓
International	✓		✓		✓	✓	✓
Drug Discovery, Development & Regulatory	✓		✓	✓			✓	✓
Commercial	✓		✓			✓
Financial	✓	✓	✓		✓	✓
Additional Information
PhD/MD				✓		✓	✓	✓
Attendance	100%	100%	93%	100%	100%	100%	88%	100%
Independence		✓	✓	✓	✓	✓	✓	✓
Board Evaluation and Refreshment
At least annually, the Board assesses its composition, taking into consideration: the knowledge, experience and diverse perspectives of its directors; each individual director’s performance and contributions to the Board and its committees; the other time commitments of directors; and other factors the Board deems appropriate, such as independence, absence of conflicts and lack of any reputational risks. The Board weighs these factors with Incyte’s priorities and needs. Our directors serve one-year terms and all continuing directors are subject to our stockholders’ votes every year.
As our Board has done in the past, when it sees a current or future need, it undertakes a thorough search for new directors. In recent years, we have added three new independent directors, with an emphasis on strengthening the Board’s expertise in the areas of drug discovery, clinical development and regulatory, given Incyte’s extensive development portfolio across hematology/oncology and dermatology. Dr. Brawley, an oncologist, joined our Board in September 2021 and brings significant scientific, medical and public health leadership experience. His expertise within hematology and oncology will provide valuable insights into our drug discovery and development efforts, as well as into healthcare delivery.
Relevant Experience
Director	Executive/ Industry	Drug Discovery	Clinical Development	Regulatory	Business Development
Otis W. Brawley, M.D.	✓		✓	✓
Edmund P. Harrigan, M.D.	✓		✓	✓	✓
Katherine A. High, M.D.	✓	✓	✓	✓
Board Diversity
Our Board consists of a diverse group of highly skilled and experienced leaders who bring both different perspectives and areas of expertise, contributing to the overall effectiveness of the Board.Two of our eight Board nominees are women, representing 25% of our Board of Directors. This is in line with the 2021 average among S&P 500 constituents, in which 29% of all Board seats are currently taken by women. Two (25%) of our directors were born in Europe, one self-identifies as Black/African American and one self-identifies as LGBTQ+.
10 | Proxy Statement 2022

Corporate Governance Highlights

DIVERSITY

LGBTQ+ 13%
ETHNIC OR RACIALLY DIVERSE 13%
BIRTHPLACE IN EUROPE 25%
WOMEN 25%
0
1
2
3
NUMBER OF DIRECTORS

HOLDS PHD OR MD

50%

INDEPENDENCE

88%

TENURE

>10 YEARS 13%
6-10 YEARS 38%
≤5 YEARS 50%
0
1
2
3
4
NUMBER OF DIRECTORS

ATTENDANCE

98%

BOARD REFRESHMENT

4 OF 8 BOARD NOMINEES ELECTED IN THE LAST 5 YEARS
50%

Proxy Statement 2022 | 11

Stockholder Engagement

Each year, we conduct stockholder outreach to gather direct feedback on our corporate governance, compensation practices and environmental, social and governance (ESG) practices. Since 2018, we have contacted stockholders who represent the top 80% of our shares outstanding.
As a result of our annual stockholder engagement, we have implemented several significant enhancements in our corporate governance, compensation policies, ESG activities and stockholder communication practices. The following changes were made in response to feedback received:
ANNUAL OUTREACH TO STOCKHOLDERS: 80% OF SHARES OUTSTANDING
	Action	Year of Implementation
	Governance
✓	Adopted a proxy access bylaw	2021
✓	Adopted equity ownership guidelines	2016, amended 2021
✓	Adopted a director overboarding policy	2020
	Compensation
✓	Adjusted the executive compensation pay mix to include higher percentages of performance shares	Performance Shares added in 2018; increased % of performance shares in 2020 and 2022
✓	Established a three-year performance period for our CEO and other U.S.-based executive officers	2020
✓	Restructured director pay to be based on a set target value instead of fixed share grants	2019
✓	Eliminated special option grants to the CEO	2019
✓	Added enhanced disclosure on certain items such as goal achievement	2017
	ESG
✓	Added ESG goals to our Annual Incentive Plan	2022
✓	Disclosed ethnic and racial diversity data for U.S. workforce	2021
✓	Enhanced ESG disclosure	2019
Stockholder feedback in 2021 was largely positive, with investors expressing support for the progress Incyte has made in recent years. Our conversations focused on Board refreshment and diversity, executive compensation and ESG. We continue to progress in each of these areas. Beginning with Board refreshment and diversity, the graphic below highlights our improvements in this area as well as improvements related to outside Board commitments.
12 | Proxy Statement 2022

Stockholder Engagement

1.
Average number of outside public board commitments.

Changes to our executive compensation structure have also been well received. We believe that our current compensation structure, as described in more detail in subsequent pages of this Proxy Statement, strikes the right balance of motivation and retention for our executives. The graphic below shows the evolution of our executive compensation structure over the last several years.

2019	2020	2021	2022
SHORT TERM				
Annual salary Annual incentive-based bonus				
LONG TERM				
	Performance Shares **25%** of long-term compensation **1 year** performance period	Performance Shares **30%** of long-term compensation ↑ **3 year** performance period ↑	Performance Shares **30%** of long-term compensation **3 year** performance period	Performance Shares **33%** of long-term compensation ↑ **3 year** performance period
	RSUs **25%** of long-term compensation ↑	RSUs **30%** of long-term compensation ↑	RSUs **30%** of long-term compensation	RSUs **33%** of long-term compensation ↑
	Stock options **50%** of long-term compensation ↓	Stock options **40%** of long-term compensation ↓	Stock options **40%** of long-term compensation	Stock options **33%** of long-term compensation ↓
	69% SOP support	**90% SOP support**	**93% SOP support**	

↑ Increase from year prior ↓ Decrease from year prior

1.
Note that long-term compensation vests over 4 years.

Proxy Statement 2022 | 13

Executive Compensation Highlights

Incyte has made significant progress in ensuring executive compensation reflects our performance. Stockholder feedback has been a significant driver of the evolution of our compensation structure.
Below is a comprehensive list of our compensation policies and policy enhancements made in our continuing effort to be responsive to issues discussed during our stockholder outreach and to address advice provided by stockholder advisory firms.
What We Do
✓ We pay for performance, including having a total stockholder return (TSR) component for 2021 performance shares	✓ We have a compensation clawback policy
✓ 30% of executives’ target equity award value is in the form of performance shares (and that percentage will increase to 33% for 2022)	✓ Our Compensation Committee uses an independent compensation consultant, Compensia, and considers peer groups in establishing executive compensation
✓ Performance shares have a three-year performance period	✓ Robust anti-hedging and anti-speculation policies in place
✓ Robust stock ownership guidelines for our CEO, executive officers and our directors	✓ Our Compensation Committee is comprised of all independent directors
✓ Double-trigger equity vesting in the event of a change-in-control	✓ We conduct an annual say-on-pay vote
✓ Equity awards have a minimum vesting period of 12 months with a vesting period over 4 years.	✓ We engage proactively with our stockholders throughout the year
What We Don’t Do
✗ We do not reprice stock options	✗ We do not provide golden parachute excise tax gross-ups
✗ We do not provide single-trigger equity vesting in the event of a change-in-control	✗ We do not provide excessive perquisites for executives
Executive compensation at Incyte comprises both salary and an annual cash bonus opportunity, as well as a long-term equity compensation program that is allocated between restricted stock units, performance shares and stock options.
In early 2022, the Compensation Committee considered the result of the stockholder advisory vote, direct feedback from investors and market-driven data guidance from the Committee’s independent compensation consultant, Compensia, and decided to make the following adjustments for 2022:
•
Change the equity mix for its U.S.-based executives from 40% stock options, 30% restricted stock units and 30% performance shares to equal proportions of the total grant date target dollar value awarded

•
The 2022 equity awards total grant date target dollar values were increased as follows:

•
CEO total grant date target value was increased from $12,400,000 to $13,400,000;

•
For other executive officers, the total grant date target values increased from a range of $500,000 to $2,200,000 to a range of $500,000 to $4,200,000

•
The cash bonus targets were increased as follows:

•
The CEO cash bonus target was increased from 100% to 110% of base salary;

14 | Proxy Statement 2022

Executive Compensation Highlights
•
The funding targets for other executive officers were adjusted from 50% to range between 50% and 60% of base salary based on individual roles

CEO Compensation versus Peers
The compensation of our CEO is in-line with our peer group’s compensation as disclosed in 2021 proxy reports, with Mr. Hoppenot’s at-risk compensation percentage higher than that of the peer group average.
CEO AT-RISK COMPENSATION IS HIGHER THAN PEER GROUP

CEO
8%
8%
84%
84%
LONG TERM
92%
PERFORMANCE BASED
PEER
13%
12%
74%
74%
LONG TERM
87%
PERFORMANCE BASED
SALARY
ANNUAL CASH BONUS
LTI- EQUITY AWARDS

Average peer CEO compensation reflects 2020 compensation from the 2021 proxies of the peer group.
Proxy Statement 2022 | 15

Global Responsibility

Our commitment to operating responsibly is a core purpose of our organization. Incyte was founded on the objective of discovering and developing novel therapies for patients in need. As the company has grown, we have challenged ourselves to also Expect More. Operating a sustainable business means more to us than creating solutions and generating revenues. It means giving back to our communities, protecting our planet and supporting our colleagues. It also means a commitment to ethical and responsible behavior in all aspects of our business.

We seek to discover and develop new therapies for patients in need.
We strive to give back to the communities in which we live and work.
PATIENTS
COMMUNITY
GLOBAL RESPONSIBILITY
Incyte
EXPECT MORE
It is our policy to operate with a high standard of business excellence and ethics.
RISK MANAGEMENT
TEAM
Our success is made possible by attracting and retaining a diverse and talented team.
ENVIRONMENT
We aim to minimize our impact on our planet.

Incyte’s Global Responsibility initiatives are driven by the Executive Team. Oversight on set objectives is then provided by the entire Board of Directors.
For the most up to date Environmental, Social and Governance information, please visit
www.incyte.com/responsibility. Please note that the information provided on our website is not part of this Proxy Statement.
Below are Global Responsibility areas of focus that have been communicated as top priorities by our stakeholders.
Human Capital Management
In order to collectively achieve our goal of delivering novel therapies to patients, it is important to cultivate an environment where our colleagues know they are valued members of our team.
16 | Proxy Statement 2022

Global Responsibility
To that end, below are improvements executed during 2021 to better protect and support our colleagues:
Area of Focus	Progress in 2021
Professional Development	✓ Revamped individual development planning to focus on the most relevant core competencies for each division ✓ Added pilot program for continuing education
Safety and Wellness	✓ Required all employees and those who enter our buildings to be fully vaccinated against COVID-19 ✓ Offered COVID-19 vaccinations and testing on-site ✓ Eliminated use of PTO when sick
Compensation and Benefits
✓
Adjusted 2022 merit increases to reflect higher inflation

✓
Added Wellthy, which provides personalized support to help tackle the logistical and administrative tasks related to caring for family

✓
Added Hinge, which provides exercise therapy tailored to each employee’s specific need

✓
Added Omada, which provides personalized support to achieve individual health goals

✓
Updated parental leave policy:

✓
Primary caregivers are now entitled to a total of 16-18 weeks of family leave inclusive of short-term disability

✓
Secondary caregiver is entitled to 4 weeks of family leave

Recognition

We were proud to be named the #2 Top Employer by Science in 2021, making it four consecutive years that Incyte has been ranked in the top three of this global survey.
Incyte was recognized specifically for:
✓
being socially responsible

✓
having loyal employees

✓
treating employees with respect

For the first time, Incyte was recognized as one of Newsweek’s Top 100 Most Loved Workplaces for 2021. We ranked #77 on the list and were one of four biopharma companies included in the list.
Newsweek noted that Incyte was loved because of benefits such as 100% coverage for health insurance as well as parental leave for all situations, such as in the case of adoption.

Diversity
We know that our continued and future success depends on the creativity that only a diverse team can generate. Diversity of thoughts, backgrounds, perceptions and ideas helps us create the medical solutions that patients require.
Proxy Statement 2022 | 17

Global Responsibility
Gender Diversity
As of December 31, 2021, 51% of our global workforce are women, and 38% of our global leadership positions are filled by women.

1.
Includes positions of Director and above.

Ethnic and Racial Diversity (U.S.)

As of December 31, 2021, 33% of our U.S. workforce self-reported as non-white, which is comparable to the 2020 United States Census data from the State of Delaware, the location of our global headquarters (38% non-white). We do not collect racial diversity data outside of the U.S., given various privacy restrictions.
We are committed to recruiting from the most diverse talent pool possible. This is true for our workforce, our Executive Management Team and other leadership positions across the organization.

Executive Management Team Diversity
Our Executive Management Team (“ET”) is made up of a diverse group of individuals with a range of experiences and backgrounds. Nine of the thirteen ET members were born outside of the U.S. We believe this diversity of perspectives and approaches drives innovation, fosters new ideas and creates a work environment that values equality and collaboration.
18 | Proxy Statement 2022

Global Responsibility
U.S. Diversity and Inclusion Initiative
We support all actions that remove barriers and provide increased opportunities to underrepresented groups. Our Inclusion Committee in the U.S. is co-chaired by our Chief Executive Officer and our Head of Human Resources and brings forth actionable plans related to diversity and inclusion. The Committee established 5 key sub-committees, each with a different area of focus:
Minimizing our Environmental Impact
Incyte is committed to operating in a way that minimizes our environmental impact. Since the spring of 2020, when we published our inaugural SASB Summary, we have worked to expand upon our environmental measurements and disclosures and seek solutions that may reduce our impact on the environment. During 2021, we transitioned the source of our electricity at U.S. Headquarters to be 100% renewable. We also completed a project to make airflow in our labs more efficient.

2020

- ✓ **Measured** U.S. Scope 1 and Scope 2 GHG emissions
  - Includes U.S. HQ + U.S. Field Fleet
- ✓ **Offset** 100% of measured emissions through reforestation carbon credits through Arbor Day Foundation's project along the Mississippi River Valley
- ✓ U.S. HQ **achieved** landfill free status

2021

- ✓ **Measured** U.S. Scope 1 and Scope 2 GHG emissions
  - Includes U.S. HQ + U.S. Field Fleet
- ✓ **Measured** global air travel emissions (Scope 3)
- ✓ **Offset** 100% of measured emissions through forestry protection carbon credits through NCX, which helped local landowners protect their existing forestry in DE and the Mid-Atlantic region
- ✓ **Transitioned** U.S. HQ to 100% renewably sourced electricity
- ✓ **Completed** Aircuity project in 1801, resulting in more efficient airflow through labs
- ✓ **Achieved** Green Globes Certification for 1815
- ✓ **Set public goals** in the Proxy and Responsibility Reports

Proxy Statement 2022 | 19

Global Responsibility
For our 2020 measured emissions, our objective was to find more local carbon credit projects, and we were able to partner with NCX to achieve that goal. NCX seeks to protect existing forests by working with individual landowners who would otherwise harvest their trees for income. The support forest owners receive typically goes towards paying their property taxes or land maintenance costs. Through our partnership, we are helping to support landowners and protect forests in the Mid-Atlantic region, and specifically for our neighbors in Delaware, while also working towards achieving our carbon reduction goals.
Global Responsibility Goals
In the 2021 Proxy Statement, we disclosed our key environmental target to be an operationally carbon neutral organization by 2025. In addition, we set three environmentally-related goals, as shown below, and we have already made progress toward their achievement.

(1)
The TCFD (Task Force on Climate-related Financial Disclosures) has developed recommendations for voluntary, consistent climate-related financial risk disclosures for use by companies in providing information to investors, lenders, insurers, and other stakeholders.

Our key environmental target is to attain operation carbon neutrality by 2025 and we aim to reach this target through combinations of absolute CO2 reductions and offsets of our remaining emissions. We implemented three specific tactical goals to support our efforts and we have already achieved one, which was to obtain Green Globe’s Certification for our U.S. Headquarters building. Green Globes is a comprehensive, science-based building rating system that also takes into consideration the operations of the building. By incorporating the initial design/construction along with the operational review by Green Globes, the certification is an accurate view of a building’s true level of sustainability. We continue to work on the transition of our fleet to hybrid or electric options, and we remain confident in our ability to achieve this goal on time. We are also on track to report under TCFD by 2023. We continue to make progress on our goal of operational neutrality, and our top priority is to complete the measurement of our global Scope 1 and Scope 2 emissions.
In early 2022, we added three ESG goals to our 2022 Annual Incentive Plan. The first goal is related to increasing diversity in our U.S. workforce. The second is tied to reducing single-use plastics. The last goal is to achieve Green Globes Certification for Building 1709, which we have now received. In 2021, we completed the construction of Building 1709, a site dedicated to labs and offices to support the growth of our company, at our U.S. Headquarters in Wilmington, DE. Following this completion and through our work with Green Globes, we achieved Green Globes Certification in March 2022. The building was granted 3 out of the 4 available Globes, a substantial achievement for a building containing laboratory space. It is our belief that by connecting short-term compensation to ESG metrics, we can incentivize the full organization to attain rapid and meaningful results.
20 | Proxy Statement 2022

2022 Proposals

PROPOSAL 1
Election of Directors

The Board proposes the election of eight directors of our Company to serve until the next annual meeting of stockholders, or thereafter until their successors are duly elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominee designated by the Board to fill the vacancy.
Dr. Wendy L. Dixon is retiring from our Board as of the Annual Meeting. We are very grateful for her years of service to Incyte and to our stockholders.
Director Nominees
Names of the nominees and certain biographical information about them are set forth below:
Hervé Hoppenot	CHAIRMAN OF THE BOARD Age: 62	COMMITTEES: • None	DIRECTOR SINCE: 2014
BACKGROUND:
Mr. Hoppenot joined Incyte as President and Chief Executive Officer and a Director in January 2014, and was appointed Chairman of the Board in May 2015. Mr. Hoppenot served as the President of Novartis Oncology, Novartis Pharmaceuticals Corporation, the U.S. subsidiary of Novartis AG, a pharmaceutical company, from January 2010 to January 2014. Prior to that, Mr. Hoppenot served in other executive positions at Novartis Pharmaceuticals Corporation, serving from September 2006 to January 2010 as Executive Vice President, Chief Commercial Officer of Novartis Oncology and Head of Global Product Strategy & Scientific Development of Novartis Pharmaceuticals Corporation and from 2003 to September 2006 as Senior Vice President, Head of Global Marketing of Novartis Oncology. Prior to joining Novartis, Mr. Hoppenot served in various increasingly senior roles at Aventis S.A. (formerly Rhône Poulenc S.A.), a pharmaceutical company, including as Vice President Oncology US of Aventis Pharmaceuticals, Inc. from 2000 to 2003 and Vice President US Oncology Operations of Rhone Poulenc Rorer Pharmaceuticals, Inc. from 1998 to 2000.
QUALIFICATIONS:
The Board has concluded that Hervé Hoppenot should serve on the Board because he has significant leadership and senior management experience from his various executive positions in the healthcare industry, including as the President of Novartis Oncology, Novartis Pharmaceuticals Corporation. His past experiences and his current role as our CEO give him strong knowledge of our strategy, markets, competitors, financials and operations.
OTHER PUBLIC COMPANY BOARDS:

Current Cellectis S.A.		Past 5 Years None
Proxy Statement 2022 | 21

PROPOSAL 1 Election of Directors
Julian C. Baker	LEAD INDEPENDENT DIRECTOR Age: 55	COMMITTEES: • Nominating and Corporate Governance (Chair) • Compensation	DIRECTOR SINCE: 2001
BACKGROUND:
Mr. Baker is a Managing Member of Baker Bros. Advisors LP, which he and his brother, Felix Baker, Ph.D., founded in 2000. Baker Bros. Advisors LP is a biotechnology-focused investment advisor to fund partnerships whose investors are primarily endowments and foundations. Mr. Baker’s career as a fund manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation.
QUALIFICATIONS:
The Board has concluded that Julian C. Baker should serve on the Board because he is an experienced investor in many life sciences companies. He brings to the Board significant strategic and financial expertise and extensive knowledge of the life sciences and biopharmaceuticals industries as a result of his investments in and service as a director of other publicly and privately held life sciences companies.
OTHER PUBLIC COMPANY BOARDS:

Current ACADIA Pharmaceuticals Inc. Prelude Therapeutics Incorporated		Past 5 Years Genomic Health, Inc. (2001-2019) Idera Pharmaceuticals, Inc. (2014-2018)
Jean-Jacques Bienaimé	INDEPENDENT DIRECTOR Age: 68	COMMITTEES: • Compensation (Chair) • Nominating and Corporate Governance	DIRECTOR SINCE: 2015
BACKGROUND:
Mr. Bienaimé has served as Chief Executive Officer and a member of the board of directors of BioMarin Pharmaceutical Inc., a biopharmaceutical company, since May 2005. Mr. Bienaimé has also served as Chairman of BioMarin since June 2015. From November 2002 to April 2005, Mr. Bienaimé served as Chairman, Chief Executive Officer and President of Genencor, a biotechnology company focused on industrial bioproducts and targeted cancer biotherapeutics. Prior to joining Genencor, Mr. Bienaimé was Chairman, President and Chief Executive Officer of SangStat Medical Corporation, an immunology focused biotechnology company that was later acquired by Genzyme Corporation. He became President of SangStat in 1998 and Chief Executive Officer in 1999. Prior to joining SangStat, Mr. Bienaimé held various management positions from 1992 to 1998 with Rhône Poulenc Rorer Pharmaceuticals (now known as Sanofi Aventis), including Senior Vice President of Corporate Marketing and Business Development, and Vice President and General Manager of the advanced therapeutic and oncology division. Mr. Bienaimé is a director of the Biotechnology Innovation Organization and the Pharmaceutical Research and Manufacturers of America® (PhRMA).
QUALIFICATIONS:
The Board has concluded that Jean-Jacques Bienaimé should serve on the Board because he has significant leadership experience in the management of biotechnology organizations, business development, and sales and marketing of both biotechnology and pharmaceutical products. He also brings significant experience as a director of other publicly held life sciences companies.
OTHER PUBLIC COMPANY BOARDS:

Current BioMarin Pharmaceutical Inc.		Past 5 Years Vital Therapies, Inc. (2013-2018)
22 | Proxy Statement 2022

PROPOSAL 1 Election of Directors
Otis W. Brawley, M.D.	INDEPENDENT DIRECTOR Age: 62	COMMITTEES: • Science and Technology	DIRECTOR SINCE: 2021
BACKGROUND:
Dr. Brawley has served as a Bloomberg Distinguished Professor of Oncology and Epidemiology at Johns Hopkins University since January 2019. From April 2007 to December 2018, Dr. Brawley served as the Chief Medical and Scientific Officer of the American Cancer Society. From January 2002 to August 2007, Dr. Brawley was director of the Georgia Cancer Center at Grady Memorial Hospital. From April 2001 to December 2018, Dr. Brawley served as Professor of hematology, oncology, medicine and epidemiology at Emory University. Prior to joining Emory University, Dr. Brawley was an assistant director and senior investigator at the National Cancer Institute and an internist and oncologist at the National Institutes of Health Clinical Center and Bethesda Naval Hospital.
QUALIFICATIONS:
The Board has concluded that Otis W. Brawley should serve on the Board because he has significant medical and scientific leadership experience. Dr. Brawley’s medical and academic background in oncology and hematology, together with his medical, scientific and public health leadership experience, are expected to assist the Board in its oversight role over our drug discovery and development efforts and to provide the Board with relevant insight into healthcare delivery. In addition, Dr. Brawley has experience serving as a director of other publicly held life sciences companies.
OTHER PUBLIC COMPANY BOARDS:

Current Agilent Technologies, Inc. Lyell Immunopharma, Inc. PDS Biotechnology Corporation		Past 5 Years None
Paul J. Clancy	INDEPENDENT DIRECTOR Age: 60	COMMITTEES: • Audit and Finance (Chair) • Compensation	DIRECTOR SINCE: 2015
BACKGROUND:
Mr. Clancy has more than 30 years of experience in financial management and strategic business planning, and served as a senior advisor from October 2019 until July 2020 to, and as the Executive Vice President and Chief Financial Officer from July 2017 through October 2019 of, Alexion Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Alexion, Mr. Clancy served as Executive Vice President, Finance and Chief Financial Officer of Biogen Inc. (formerly known as Biogen Idec Inc.), a biopharmaceutical company, from August 2007 until June 2017. He also served as Senior Vice President of Finance of Biogen, with responsibilities for leading the treasury, tax, investor relations and business planning groups. Prior to the 2003 merger of Biogen, Inc. and IDEC Pharmaceuticals Corporation to form Biogen, Mr. Clancy was the Vice President of Portfolio Management of Biogen. He joined Biogen in 2001 as Vice President of U.S. Marketing. Before Biogen, Mr. Clancy spent 13 years at PepsiCo Inc., a food and beverage company, serving in a variety of financial, strategy and general management positions.
QUALIFICATIONS:
The Board has concluded that Paul J. Clancy should serve on the Board because he has significant financial and executive leadership experience at large multi-national biopharmaceutical companies. Mr. Clancy also has experience as a director of a publicly held biotechnology company, and his breadth and depth of financial experience position him well to serve as Chair of the Audit and Finance Committee of the Board.
OTHER PUBLIC COMPANY BOARDS:

Current Agios Pharmaceuticals, Inc. Exact Sciences Corporation Xilio Therapeutics, Inc.		Past 5 Years None
Proxy Statement 2022 | 23

PROPOSAL 1 Election of Directors
Jacqualyn A. Fouse, Ph.D.	INDEPENDENT DIRECTOR Age: 60	COMMITTEES: • Audit and Finance • Nominating and Corporate Governance	DIRECTOR SINCE: 2017
BACKGROUND:
Dr. Fouse has served as Chief Executive Officer of Agios Pharmaceuticals, Inc., a biopharmaceutical company, since February 2019. Prior to Agios, she served as Executive Chair of Dermavant Sciences, a biopharmaceutical company from July 2017 to September 2018. From September 2010 until June 2017, Dr. Fouse served in various capacities at Celgene Corporation, a biopharmaceutical company, serving as Strategic Advisor to the Management Executive Committee from April 2017 to June 2017, President and Chief Operating Officer from March 2016 to March 2017, President, Hematology and Oncology from August 2014 to February 2016, Executive Vice President and Chief Financial Officer from February 2012 to July 2014, and Senior Vice President and Chief Financial Officer from September 2010 to February 2012. Prior to joining Celgene, Dr. Fouse served as Chief Financial Officer of Bunge Limited, a global agribusiness and food company, from July 2007 to September 2010. Prior to joining Bunge, Dr. Fouse served as Senior Vice President, Chief Financial Officer and Corporate Strategy at Alcon Laboratories, Inc. since 2006, and as its Senior Vice President and Chief Financial Officer since 2002. Prior to her time with Alcon she held a variety of senior leadership roles with international companies.
QUALIFICATIONS:
The Board has concluded that Jacqualyn A. Fouse should serve on the Board because she has significant corporate finance, financial reporting and accounting expertise as a result of her executive roles at Agios and previously at Dermavant Sciences and Celgene, as well as her prior positions with other companies. Additionally, Dr. Fouse is able to provide diverse and valuable corporate governance, management, operational and strategic expertise to the Board through her experience as an executive officer and a public company board member.
OTHER PUBLIC COMPANY BOARDS:

Current Agios Pharmaceuticals, Inc.		Past 5 Years Celgene Corporation (2016-2017) Dick’s Sporting Goods, Inc. (2010-2020)
Edmund P. Harrigan, M.D.	INDEPENDENT DIRECTOR Age: 69	COMMITTEES: • Science and Technology (Chair)	DIRECTOR SINCE: 2019
BACKGROUND:
Edmund P. Harrigan, M.D. joined the Board in December 2019. Dr. Harrigan served as Senior Vice President of Worldwide Safety and Regulatory for Pfizer Inc. from 2012 until his retirement in 2015. Dr. Harrigan’s previous executive leadership roles at Pfizer included serving as Senior Vice President, Head of Worldwide Business Development, Senior Vice President, Head of Worldwide Regulatory Affairs and Quality Assurance, and Vice President, Head of Neuroscience and Ophthalmology. Previously, Dr. Harrigan served in senior leadership positions at Karuna Pharmaceuticals, Inc., Sepracor Inc., and Neurogen Corporation. Prior to entering the pharmaceutical industry in 1990, Dr. Harrigan was a practicing neurologist for seven years.
QUALIFICATIONS:
The Board has concluded that Edmund P. Harrigan should serve on the Board because he has significant executive leadership experience in the pharmaceutical and biotechnology industry, including experience in drug discovery and development, regulatory affairs and business development. Dr. Harrigan also brings substantial medical and scientific experience to the Board. In addition, Dr. Harrigan has significant experience serving as a director of other publicly held life sciences companies.
OTHER PUBLIC COMPANY BOARDS:

Current ACADIA Pharmaceuticals, Inc. PhaseBio Pharmaceuticals, Inc.		Past 5 Years Bellicum Pharmaceuticals, Inc. (2018-2019) Karuna Therapeutics, Inc. (2011-2020)
24 | Proxy Statement 2022

PROPOSAL 1 Election of Directors
Katherine A. High, M.D.	INDEPENDENT DIRECTOR Age: 70	COMMITTEES: • Science and Technology	DIRECTOR SINCE: 2020
BACKGROUND:
Katherine A. High, M.D., joined the Board in March 2020. Dr. High has served as President, Therapeutics of Asklepios Biopharmaceutical, Inc., a biotechnology and gene therapy company that is a wholly-owned subsidiary of Bayer AG, since January 2021. Dr. High served as President of Spark Therapeutics, Inc., a gene therapy company, from September 2014 until February 2020 and as Head of Research and Development of Spark from September 2017 until February 2020. From September 2014 through September 2017, Dr. High served as Chief Scientific Officer of Spark. Prior to serving as President of Spark, Dr. High provided advice to Spark and subsequently served as an independent consultant to Spark from December 2013 to September 2014. From July 1999 through September 2014, Dr. High was a Professor at the Perelman School of Medicine at the University of Pennsylvania. From March 2003 through September 2014, Dr. High was an Investigator of the Howard Hughes Medical Institute. Dr. High served as the Director of the Center for Cellular and Molecular Therapeutics at Children’s Hospital of Philadelphia from September 2004 to April 2014.
QUALIFICATIONS:
The Board has concluded that Katherine A. High should serve on the Board because she has significant executive, scientific and medical leadership experience, including extensive academic and industry experience in drug discovery and development. Her medical background, together with her experience leading drug discovery and development efforts at Spark Therapeutics, are expected to assist the Board in its oversight role over our drug discovery and development efforts. In addition, Dr. High has experience serving as an executive officer and director of publicly traded life sciences companies.
OTHER PUBLIC COMPANY BOARDS:

Current CRISPR Therapeutics AG		Past 5 Years Spark Therapeutics, Inc. (2014-2019)
Proxy Statement 2022 | 25

Board Committees

The Board has appointed an Audit and Finance Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science and Technology Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and Securities and Exchange Commission rules. The Board has approved a charter for each of these committees. A current copy of each committee’s charter can be found on our website at http://www.incyte.com under the “Corporate Governance” heading in the “For Investors” portion of our website. The Board has also appointed a Non-Management Stock Option Committee.
The Board will update committee composition as appropriate after the Annual Meeting.
Audit and Finance Committee	COMMITTEE MEMBERS
The Audit and Finance Committee’s responsibilities include:
➤
assisting the Board in fulfilling its oversight responsibilities relating to the Company’s financial statements, systems of internal control over financial reporting, auditing, accounting and financial reporting processes, compliance with legal and regulatory requirements, financing strategies, capital allocation, capital structure, and enterprise risk assessment;

➤
appointing, compensating, evaluating and, when appropriate, replacing our independent registered public accounting firm;

➤
reviewing and pre-approving audit and permissible non-audit services;

➤
reviewing the scope of the annual audit;

➤
monitoring the independent registered public accounting firm’s relationship with the Company;

➤
meeting with the independent registered public accounting firm and management to discuss and review our financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes;

➤
reviewing the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to promote adherence to applicable laws and regulations;

➤
overseeing the management of risks associated with financial and accounting systems, accounting policies, public reporting, investment strategies and cybersecurity, including the periodic review of management’s efforts to identify and mitigate such risks;

➤
overseeing our internal audit function; and

➤
reviewing matters related to the Company’s capital allocation strategies, capital structure and tax structure.

The Board has determined that Mr. Clancy and Dr. Fouse are each qualified as an Audit Committee Financial Expert under the definition outlined by the Securities and Exchange Commission.
No member of our Audit and Finance Committee sits on more than three public company audit committees, including ours.
Paul J. Clancy (Chair) Wendy L. Dixon1 Jacqualyn A. Fouse Met 8 times in 2021

1.
Dr. Wendy L. Dixon is retiring from the Board as of the Annual Meeting.

26 | Proxy Statement 2022

Board Committees
Compensation Committee	COMMITTEE MEMBERS
The Compensation Committee’s responsibilities include:
➤
assisting the Board in meeting its responsibilities with regard to oversight and determination of executive compensation;

➤
reviewing and making recommendations with respect to major compensation plans, policies and programs of the Company;

➤
developing and monitoring compensation arrangements for our executive officers;

➤
determining compensation for our CEO and other executive officers;

➤
determining stock-based compensation awards for our executive officers;

➤
administering performance-based compensation plans such as our Amended and Restated 2010 Stock Incentive Plan (the “2010 Stock Incentive Plan”);

➤
reviewing and recommending directors’ compensation to the full Board; and

➤
possessing sole authority to select, retain, terminate and approve the fees and other retention terms of consultants as it deems appropriate to perform its duties.

Jean Jacques Bienaimé (Chair) Julian C. Baker Paul J. Clancy Met 5 times in 2021
Nominating and Corporate Governance Committee	COMMITTEE MEMBERS
The Nominating and Corporate Governance Committee’s responsibilities include:
➤
identifying qualified individuals to become members of the Board;

➤
determining the composition of the Board and its committees;

➤
monitoring a process to assess Board effectiveness;

➤
recommending nominees to fill vacancies on the Board;

➤
reviewing and making recommendations to the Board with respect to candidates for director proposed by stockholders;

➤
reviewing the composition, functioning and effectiveness of the Board and its committees;

➤
developing and recommending to the Board codes of conduct applicable to officers, directors and employees and charters for the various committees of the Board; and

➤
reviewing and making recommendations to the Board regarding the succession plan relating to our CEO and other executive officers.

Julian C. Baker (Chair) Jean Jacques Bienaimé Jacqualyn A. Fouse Met 4 times in 2021
Science and Technology Committee	COMMITTEE MEMBERS
The Science and Technology Committee’s responsibilities include:
➤
assisting the Board in its general oversight of the Company’s research and development programs and progress in achieving research and development goals and objectives;

➤
providing strategic advice to the Board and management regarding emerging science and technology issues and trends;

➤
reviewing and assessing the Company’s approaches to acquiring and maintaining technology positions or otherwise investing in research and development programs; and

➤
assisting the Board with its oversight responsibility for enterprise risk management in areas affecting the Company’s research and development activities.

Edmund P. Harrigan (Chair) Otis W. Brawley Katherine A. High Met 2 times in 2021
Proxy Statement 2022 | 27

Board Committees
				Committee Membership
Name and Primary Occupation	Director Since	Age	Independent	Compensation	Audit and Finance	Nominating and Corporate Governance	Science and Technology
Hervé Hoppenot—Chairman of the Board President and Chief Executive Officer Incyte Corporation	2014	62
Julian C. Baker—Lead Independent Director Managing Partner Baker Brothers Investments	2001	55	✓
Jean-Jacques Bienaimé Chief Executive Officer BioMarin Pharmaceutical Inc.	2015	68	✓
Otis W. Brawley, M.D. Bloomberg Distinguished Professor of Oncology and Epidemiology Johns Hopkins University	2021	62	✓
Paul J. Clancy Former Executive Vice President and Chief Financial Officer Alexion Pharmaceuticals, Inc.	2015	60	✓
Wendy L. Dixon, Ph.D.1 Former Chief Marketing Officer and President, Global Marketing Bristol-Myers Squibb Company	2010	66	✓
Jacqualyn A. Fouse, Ph.D. Chief Executive Officer Agios Pharmaceuticals, Inc.	2017	60	✓
Edmund P. Harrigan, M.D. Former Senior Vice President of Worldwide Safety and Regulatory Pfizer Inc.	2019	69	✓
Katherine A. High, M.D. President, Therapeutics Asklepios Biopharmaceutical, Inc.	2020	70	✓
Committee Chair	Financial Expert	Member

1.
Dr. Wendy L. Dixon is retiring from the Board as of the Annual Meeting.

28 | Proxy Statement 2022

Compensation of Directors

Our director compensation program is designed to attract and retain highly qualified directors by ensuring that our director compensation is in line with compensation offered by our peer companies that compete with us for director talent. The program is designed to address the time, effort, expertise and accountability required of active board membership. Directors who are employees of the Company, namely Mr. Hoppenot, do not receive any fees for their service on the Board or any committee. The Compensation Committee, with the assistance of its independent compensation consultant, periodically reviews the compensation for our non-employee directors in relation to the peer group used for compensation purposes (as described below under “Compensation Discussion and Analysis”).
In 2021, we sought approval for, and our stockholders approved, changes to our Amended and Restated 2010 Stock Incentive Plan (the “2010 Stock Incentive Plan”) that enable the Board to set the total grant date target value of equity awards to our non-employee directors up to a maximum of $500,000, which was the total grant date target value for equity awards made to non-employee directors in 2020. In addition, the mix of equity awards was changed from 75% stock options and 25% restricted stock unit (RSU) awards to 60% stock options and 40% RSU awards. For 2021, the Board, upon the recommendation of the Compensation Committee, reduced the total grant date target value of non-employee director equity awards from $500,000 to $400,000. Based on the Compensation Committee’s most recent review in November 2021, the Compensation Committee recommended, and in November 2021, the Board approved, retaining the total grant date target value of non-employee director equity awards at $400,000 through at least the 2023 annual meeting of stockholders.
In addition, in November 2021, based on the Compensation Committee’s review of compensation for non-employee directors of peer group companies, effective January 1, 2022, the Board increased the annual retainers for the Lead Independent Director from $90,000 to $100,000, the chair of the Nominating and Corporate Governance Committee from $16,000 to $18,000, members of the Audit and Finance Committee from $12,000 to $12,500 and members of the Nominating and Corporate Governance Committee from $8,000 to $9,000. All other annual retainers for committee membership and chair service remained the same.
Role	Cash Retainer ($)(1)	Total Equity Awards ($)(2)
Lead Independent Director	100,000	400,000
Non-Employee Director	60,000	400,000
Proxy Statement 2022 | 29

Compensation of Directors
Role	Cash Retainer ($)(1)
Chair of Audit and Finance Committee	25,000
Members of Audit and Finance Committee	12,500
Chair of Compensation Committee	25,000
Members of Compensation Committee	10,000
Chair of Nominating and Corporate Governance Committee	18,000
Members of Nominating and Corporate Governance Committee	9,000
Chair of Science and Technology Committee	25,000
Members of Science and Technology Committee	10,000

(1)
Annual cash retainers are payable quarterly. Non-employee directors may elect to receive their retainers and committee fees in the form of restricted shares that vest immediately when the associated quarterly retainer amount is paid.

(2)
Equity awards are 60% stock options and 40% RSU awards, determined in the same manner as with awards to our executive officers, as described in “Compensation Discussion and Analysis.” The Board has determined that for 2021 and 2022, total grant date target value for equity awards will be $400,000 for all non-employee directors. The exercise price of the options will be equal to the fair market value on the date of grant and have a term of 10 years. Each award will vest in full on the first anniversary of the date of the grant or, if earlier, the date of the next annual meeting of stockholders or upon a change in control.

Cash and equity awards are prorated for such portion of the year that the director serves on the Board. All directors are reimbursed for their travel and out-of-pocket expenses in accordance with our travel policy for each in-person Board or committee meeting that they attend.
2021 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	Total ($)
Julian C. Baker	—	275,917	239,875	515,792
Jean-Jacques Bienaimé	69,750	159,917	239,875	469,542
Otis W. Brawley	652	86,921	130,461	218,034
Paul J. Clancy	—	254,917	239,875	494,792
Wendy L. Dixon	—	231,917	239,875	471,792
Jacqualyn A. Fouse	—	239,917	239,875	479,792
30 | Proxy Statement 2022

Compensation of Directors
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	Total ($)
Edmund P. Harrigan	—	229,917	239,875	469,792
Katherine A. High	52,500	159,917	239,875	452,292

(1)
Amounts listed in this column represents the sum of the aggregate grant date value of restricted stock awards issued quarterly at the election of the director in lieu of his or her annual retainer and committee fees and the aggregate grant date fair value of RSU awards granted upon re-election at the 2021 Annual Meeting or, in the case of Dr. Brawley, upon his election to the Board, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718) for financial reporting purposes. See Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of our assumptions in determining the ASC 718 values of our stock awards.

The following table provides the grant date value of restricted stock awards and the grant date fair value of RSUs shown in the above table:
Name	Value of Restricted Stock Awards ($)	Grant Date Fair Value of RSU Awards ($)
Julian C. Baker	116,000	159,917
Jean-Jacques Bienaimé	—	159,917
Otis W. Brawley	—	86,921
Paul J. Clancy	95,000	159,917
Wendy L. Dixon	72,000	159,917
Jacqualyn A. Fouse	80,000	159,917
Edmund P. Harrigan	70,000	159,917
Katherine A. High	—	159,917

(2)
Amounts listed in this column represents the aggregate grant date fair value of option awards granted upon re-election at the 2021 Annual Meeting or, in the case of Dr. Brawley, upon his election to the Board, determined in accordance with the ASC 718 for financial reporting purposes. See Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of our assumptions in determining the ASC 718 values of our option awards.

(3)
The following table provides the number of shares of common stock subject to outstanding unvested RSU awards and options held at December 31, 2021 for each director who was then serving on the Board.

Name	Number of Unvested RSU Awards	Number of Shares Underlying Unexercised Option
Julian C. Baker	1,923	145,996
Jean-Jacques Bienaimé	1,923	120,996
Otis W. Brawley	1,255	5,910
Paul J. Clancy	1,923	120,996
Wendy L. Dixon	1,923	125,996
Jacqualyn A. Fouse	1,923	79,746
Edmund P. Harrigan	1,923	22,884
Katherine A. High	1,923	19,809
Proxy Statement 2022 | 31

Corporate Governance

What We Do
✓ Majority voting for directors in uncontested elections	✓ Audit and Finance Committee receives semiannual updates by our Chief Compliance Officer
✓ Strong and active Lead Independent Director, representing one of our largest stockholders	✓ Board and the committees may seek advice from outside advisors
✓ Audit and Finance Committee, Nominating and Corporate Governance Committee and Compensation Committee comprised solely of independent directors	✓ Pre-clearance by our General Counsel required for trading in our stock by any director, and all executive trading must be through a pre-cleared trading plan

✓
Audit and Finance Committee regularly meets with Ernst & Young LLP, our independent registered public accounting firm, as well as our corporate audit services team—without members of executive management present

✓ Maintain robust Code of Business Conduct and Ethics, Senior Financial Officers’ Code of Ethics and Board of Directors Code of Conduct and Ethics requirements
✓ An independent compensation consultant is engaged by and reports directly to our Compensation Committee	✓ Board members have complete access to management and employees in their discretion
✓ Annual election of directors	✓ High Board and committee attendance
✓ Review and approve corporate strategic plan, including the budget, at least annually	✓ Robust commitment to corporate, environmental and social responsibility
✓ Limits on outside board and audit committee service	✓ Extensive ongoing stockholder outreach, often involving Lead Independent Director
✓ Proxy access bylaw (3% ownership, 3 years, nominees up to 20% of the Board)	✓ Audit and Finance Committee is updated by our cybersecurity team at least twice per year
What We Don’t Do
✗ No staggered or classified Board	✗ No hedging or speculative trading in our stock by directors, executives or other employees
✗ No plurality voting in uncontested Board elections	✗ Board members may not be “overboarded”
Majority Voting Policy
Our Bylaws include a majority voting standard for the election of directors. In order to receive a majority of the votes cast, the number of shares voted “FOR” must exceed the number of votes “AGAINST”; abstentions and broker non-votes do not count as votes cast. Our Bylaws provide that, in an uncontested election, director nominees must receive a majority of the votes cast to be elected to the Board. Our Corporate Governance Guidelines state that if a nominee for director in an uncontested election does not receive a majority of the votes cast, the director should submit a resignation for consideration by the Board. The Nominating and Corporate Governance Committee will evaluate and make a recommendation to the Board with respect to the proffered resignation. The Board must take action on the recommendation within 90 days following certification of the stockholder vote. The director whose resignation is under consideration cannot participate in any decision regarding his or her resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.
32 | Proxy Statement 2022

Corporate Governance
Board Leadership Structure and Role in Risk Oversight
Our current leadership structure and governing documents permit the roles of Chairman and CEO to be filled by the same or different individuals. Where the Chairman and CEO roles are filled by the same individual, our Corporate Governance Guidelines require the independent directors on our Board to appoint a Lead Independent Director.
The Board values the flexibility to select, from time to time, a leadership structure that it believes is most able to serve our Company’s and stockholders’ best interests based on the qualifications of individuals available and circumstances existing at the time. As such, the Board periodically evaluates whether combining or separating the roles of Chairman and CEO is in the best interests of our Company and our stockholders.
Currently the Board believes it is in the best interests of our stockholders to have Hervé Hoppenot, our President and CEO, serve as Chairman, coupled with Julian C. Baker—a managing member of the general partner of one of our largest stockholders (Baker Bros. Advisors LP and affiliated entities (the “Baker Funds”) who collectively hold 16.4% of our common stock as of April 18, 2022)—serving as our Lead Independent Director. The Board reviews its leadership structure on an ongoing basis and retains the authority to modify this structure as it deems appropriate.
Focus on Independence.   The Board maintains a strong commitment to ensuring Board independence so that it is able to maintain effective oversight of management. The Board’s commitment to independence includes:
✓
Annual appointment of a strong Lead Independent Director, who also represents one of our largest stockholders, the Baker Funds, thereby ensuring strong representation of stockholder interests

✓
Robust duties of the Lead Independent Director, which include:

•
presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors

•
serving as liaison between the Chairman/CEO and the other independent directors

•
approving information sent to the Board

•
approving meeting agendas for the Board

•
approving meeting schedules to assure that there is sufficient time for discussion of all agenda items

•
authority to call meetings and executive sessions of the independent directors

•
being available for consultation with stockholders, when appropriate.

✓
Review, at least annually, of the Company’s strategic plan and the following year’s capital and operating budgets

✓
Annual election of all directors, ensuring accountability to stockholders

✓
Regular executive sessions of the independent, non-management directors—without Mr. Hoppenot—to review Company performance, CEO performance, management effectiveness, proposed programs and transactions and the Board meeting agenda items

✓
Requirement that only independent directors serve on the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee

✓
Requirement that a majority of the Board be comprised of independent directors, with 89% of the current Board being independent

✓
Corporate Governance Guidelines providing that the Board may have access to Company management and employees and its own advisors, at the Board’s discretion.

Flexibility of the Leadership Structure.   The Board is committed to high standards of corporate governance. The Board values the flexibility to select, from time to time, a leadership structure that is most able to serve the Company’s and stockholders’ best interests based on the qualifications of individuals available and circumstances existing at the time. As such, the Board periodically evaluates whether combining or separating the roles of Chairman and CEO is in the best interest of the Company and of our stockholders.
Board’s Role in Risk Oversight.   Our Board is responsible for overseeing the overall risk management process at the Company directly and through its committees. The responsibility for managing risk rests with executive
Proxy Statement 2022 | 33

Corporate Governance
management while the committees of the Board and the Board as a whole participate in the oversight process. The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long term strategic and operational planning, executive evaluation, development and succession planning, regulatory and legal compliance, and financial reporting and internal controls. The Board considers strategic and operational risks and opportunities and regularly receives reports from executive management regarding specific aspects of risk management. The Audit and Finance Committee receives periodic reports from executive management with respect to, and reviews such risks associated with, our financial and accounting systems, accounting policies, investment strategies, regulatory compliance and our information systems and technology, including cybersecurity risks and readiness. In addition, the Audit and Finance Committee oversees our internal audit team. The Audit and Finance Committee also meets regularly with our Chief Compliance Officer, our internal controls team and our independent registered public accounting firm in executive session without the presence of other members of management. The Compensation Committee evaluates our compensation policies and practices to help ensure that these policies and practices do not incentivize employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on our Company and provide appropriate incentives for meeting both short-term and long-term objectives and increasing stockholder value over time. The Nominating and Corporate Governance Committee reviews our risks associated with governance matters and non-compensation related human resources matters.
Director Independence
In 2021, our Board determined that each individual who served as a member of the Board in 2021 except for Mr. Hoppenot, was an “independent director” within the meaning of Rule 5605 of The Nasdaq Stock Market.
Mr. Hoppenot is not considered independent as he is currently employed as our CEO. For all other directors, the Board considered their relationship and transactions with our Company as directors and security holders of our Company.
All of the nominees are current members of the Board.
Board Evaluation and Refreshment
At least annually, the Board assesses its composition, taking into consideration: the knowledge, experience and diverse perspectives of its directors; each individual director’s performance and contributions to the Board and its committees; the other time commitments of directors; and other factors the Board deems appropriate, such as independence, absence of conflicts and lack of any reputational risks. The Board weighs these factors with Incyte’s priorities and needs. Our directors serve one-year terms, and all continuing directors are subject to our stockholders’ votes every year.
As our Board has done in the past, when it sees a current or future need, it undertakes a thorough search for new directors. In recent years, we have added three new independent directors, with an emphasis on strengthening the Board’s expertise in the areas of drug discovery, clinical development and regulatory, given Incyte’s extensive development portfolio across hematology/oncology and dermatology. Dr. Brawley, an oncologist, joined our Board in September 2021 and brings significant scientific, medical and public health leadership experience. His expertise within hematology and oncology will provide valuable insights into our drug discovery and development efforts, as well as into healthcare delivery.
Relevant Experience
Director	Executive/ Industry	Drug Discovery	Clinical Development	Regulatory	Business Development
Otis W. Brawley, M.D.	✓		✓	✓
Edmund P. Harrigan, M.D.	✓		✓	✓	✓
Katherine A. High, M.D.	✓	✓	✓	✓
We believe our Board represents a diverse group of individuals that bring various skills and experience. Our Board’s continuous efforts to refresh itself have led to a complementary mix of new, mid-term and seasoned directors. We believe this group of directors collectively has the skills to support Incyte in the achievement of our long-term goals.
34 | Proxy Statement 2022

Corporate Governance
Matrix of Board Nominees
Expertise	Hoppenot	Baker	Bienaimé	Brawley	Clancy	Fouse	Harrigan	High
Biopharma Industry	✓	✓	✓	✓	✓	✓	✓	✓
Operational Leadership	✓		✓		✓	✓	✓	✓
International	✓		✓		✓	✓	✓	✓
Drug Discovery, Development & Regulatory	✓		✓	✓			✓	✓
Commercial	✓		✓			✓
Financial	✓	✓	✓		✓	✓
Additional Information
PhD/MD				✓		✓	✓	✓
Attendance	100%	100%	93%	100%	100%	100%	88%	100%
Independence		✓	✓	✓	✓	✓	✓	✓
We believe having a diverse group of directors with different experiences and skills as well as broad representation benefits the interests of all Incyte stakeholders. Two of our eight Board nominees are women, representing 25% of our Board of Directors. This compares well with the 2021 average among S&P 500 constituents, in which 29% of all Board seats are currently taken by women. Two (25%) of our directors were born in Europe, one self-identifies as Black/African American and one self-identifies as LGBTQ+.
Proxy Statement 2022 | 35

Corporate Governance
Overboarding Policy
The Board of Directors recognizes that in order to be effective, each director must be fully engaged. Our Overboarding Policy states that no new director who is a sitting CEO of another public company shall sit on more than one public company board in addition to his or her own board and no new outside director who is not a sitting CEO of another public company may sit on more than four public company boards in total.
In addition, current directors who sit on less than the maximum number of public company boards may not exceed the maximum amount.
All of our Board nominees are currently compliant with this policy.
Hoppenot2	Baker	Bienaimé2	Brawley	Clancy	Fouse2	Harrigan	High
2	3	2	4	4	2	3	2

(1)
Total board commitments includes Incyte

(2)
Sitting CEO

Further, the level of attendance of our directors at Board meetings continues to be high. The average attendance for 2021 is 98%, with six of the eight directors who are proposed for election in 2022 attending 100% of Board and Committee meetings last year, despite the additional demands placed on all corporate directors in 2021 due to the COVID-19 pandemic.
Director Nominations
The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Board has an objective, set forth in our Corporate Governance Guidelines, that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.
The Nominating and Corporate Governance Committee seeks candidates who have substantive knowledge of our business and industry, diverse experiences, proven leadership, sound judgment and integrity and who can act on behalf of all stockholders. In addition, directors need to be able to foster a respectful environment in which they listen to one another and can hold constructive discussions. The Nominating and Corporate Governance Committee believes that nominees for director should have operational and leadership experience as well as drug discovery, clinical development, regulatory, commercial and/or financial experience that may be useful to the Company and the Board. Additionally, prospective directors must demonstrate high personal and professional ethics and the willingness and ability to devote sufficient time to effectively carry out their duties as directors. The Board and the Nominating and Corporate Governance Committee also consider diversity of backgrounds and experiences and other forms of diversity when selecting nominees—to that end, we are proud to have 25% gender diversity among the nominees for election to our Board, in addition to the diverse set of skills and experience the Board collectively represents.
The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by Securities
36 | Proxy Statement 2022

Corporate Governance
and Exchange Commission rules, and our Corporate Governance Guidelines require that a majority of the members of the Board meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee believes it is appropriate for certain key members of our management—currently, our CEO—to participate as members of the Board.
Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or if a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, then the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any search firm engaged by the Committee and by stockholders. The Committee may only recommend, and the Board may only nominate, candidates for director who agree to tender, promptly following their election or re-election as a director, irrevocable resignations that would be effective if the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election and if the Board accepts the resignation. The Committee recommended all of the nominees for election included in this Proxy Statement. All of the nominees are current members of the Board.
A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. Our Bylaws permit stockholders to nominate individuals for election to the Board (i) for inclusion in our proxy materials and consideration at an Annual Meeting of Stockholders pursuant to our recently adopted proxy access bylaw and (ii) for consideration at an Annual Meeting of Stockholders without being included in our proxy materials. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of our Bylaws.
Our proxy access bylaw permits an eligible stockholder, or group of up to 20 eligible stockholders, owning continuously for at least three years shares of our common stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the Bylaws (“Proxy Access”). To nominate a director pursuant to Proxy Access, all of the procedures, information requirements, qualifications and conditions set forth in our Bylaws must be complied with. A fully compliant nomination notice must be received by us no earlier than 150 days and no later than 120 days before the anniversary of the date that we issued our proxy statement for the prior year’s annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, the nomination notice, to be timely, must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 180th day prior to the date of the meeting and (2) the 10th day following the first public announcement or disclosure of the meeting date.
For a nomination of an individual for election to the Board without being included in our proxy materials, our Bylaws provide that, to be timely, our Secretary must have received the stockholder’s notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 90th day prior to the date of the meeting and (2) the 10th day following the first public announcement or disclosure of the meeting date. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.
Proxy Statement 2022 | 37

Corporate Governance
Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to:
Secretary
Incyte Corporation
1801 Augustine Cut-Off
Wilmington, DE 19803
You can obtain a copy of the full text of the Bylaw provisions by writing to the Company’s Secretary at the above address.
Board Meetings
The Board held six meetings during 2021—four regularly scheduled meetings and two other meetings. All directors attended all four regularly scheduled meetings held by the Board. Overall, each director attended at least 88% of the meetings held by the Board and the committees on which he or she served during 2021.
The independent directors regularly meet in executive sessions without the participation of our CEO or other members of management.
We do not have a policy that requires the attendance of directors at the Annual Meeting.
Corporate Governance Guidelines
The Board is committed to sound and effective corporate governance practices. Accordingly, the Board has adopted Corporate Governance Guidelines, which are intended to describe the governance principles and procedures by which the Board functions. The guidelines are subject to periodic review and update by the Nominating and Corporate Governance Committee and the Board, and were most recently amended in February 2022. These Guidelines can be found on our website at http://www.incyte.com under the “Corporate Governance” heading in the “For Investors” portion of our website.
The Corporate Governance Guidelines provide, among other things, that:
•
a majority of the directors must be independent;

•
if the Chairman of the Board is not an independent director, the independent directors will appoint a Lead Independent Director, whose duties are described in detail above under “Corporate Governance—Board Leadership Structure and Role in Risk Oversight” on page 33;

•
directors should offer to resign from the Board if they experience a change in their principal occupation;

•
directors should submit their resignations from the Board if they do not receive the votes of a majority of the votes cast in an uncontested election;

•
the Audit and Finance, Compensation, and Nominating and Corporate Governance Committees must consist solely of independent directors;

•
the Board and its committees may seek advice from outside advisors as appropriate;

•
the independent directors regularly meet in executive sessions without the presence of the non-independent directors or members of our management; and

•
the Nominating and Corporate Governance Committee periodically reviews the composition, functioning, skills, diversity, tenure and effectiveness of the Board and its committees, and oversees the self-assessment of the Board and its committees.

Leadership Succession Planning
Our executive management team assesses its needs for succession planning at least annually. Incyte maintains a flat organizational structure, and hence Mr. Hoppenot has full exposure to the leaders of each function as well as key individuals within those functions; others in the executive management team are also in a position to provide
38 | Proxy Statement 2022

Corporate Governance
additional insight and context. Should a need arise for succession planning in the executive management team, both internal and external candidates are considered on merit and on Incyte’s current and future goals. Regular succession planning updates are provided to the Nominating and Corporate Governance Committee, which is chaired by our Lead Independent Director, and reported to the full Board by the Nominating and Corporate Governance Committee chair.
Communications with the Board
If you wish to communicate with the Board, you may send your communication in writing to:
Secretary
Incyte Corporation
1801 Augustine Cut-Off
Wilmington, DE 19803
You must include your name and address in the written communication and indicate whether you are a stockholder of the Company.
The Secretary will review any communications received from a stockholder and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board based on the subject matter.
Certain Relationships and Related Transactions
Our policy is that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Code of Business Conduct, Ethics and Board Code of Conduct and Ethics. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions must be approved by the Audit and Finance Committee or another independent body of the Board.
Proxy Statement 2022 | 39

PROPOSAL 2
Advisory Vote to Approve Executive Compensation

This Proposal 2, commonly known as a ‘say-on-pay’ proposal, provides our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.
As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term corporate objectives, and the creation of increased stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2020 compensation of our named executive officers.
Each year since 2011, we sought, and received, approval for our executive compensation program. In addition, in 2011, and again in 2017, we sought, and received, approval to hold a ‘say-on-pay’ vote each year. Accordingly, we are again asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. Proposal 2 gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board or the Compensation Committee of the Board. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Accordingly, we again will ask our stockholders to vote for the following resolution at the annual meeting:
“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
40 | Proxy Statement 2022

Executive Compensation

2021 Financial Performance
2021 was another year of strong performance for Incyte. Product and royalty revenues grew 17% year-over-year to $2.9 billion, driven by growth across all products commercialized by Incyte as well as Incyte products commercialized by our partners. During the year, we achieved 5 regulatory approvals across the U.S., Europe and Japan. These launches are currently underway and are expected to contribute more meaningfully to revenue going forward.
Revenues of Jakafi® (ruxolitinib), our largest product by net sales, grew 10% to reach $2.1 billion for the year, with new patient starts driving performance across our approved indications in myelofibrosis, polycythemia vera and graft-versus-host disease (GVHD). In the fourth quarter, Jakafi received approval of its fourth indication for the treatment of patients with steroid-refractory chronic GVHD.
Within our hematology and oncology franchise, we further expanded our commercial portfolio with several new approvals, including Pemazyre® (pemigatinib) in cholangiocarcinoma (CCA) in Europe and Japan and Minjuvi® (tafasitamab) in relapsed or refractory diffuse large B-cell lymphoma (DLBCL) in Europe, establishing both as global brands following their U.S. launches in 2020.
An important achievement in 2021 was the approval and launch in October of Opzelura™ (ruxolitinib) cream for atopic dermatitis. Opzelura is a significant future growth driver for Incyte and a cornerstone program for our newly established dermatology franchise. Opzelura is a potent and selective inhibitor of JAK1 and JAK2, designed specifically for topical application. Its unique profile, which positions the product in between other topical therapies and systemic drugs, addresses a significant unmet need in a market where there are millions of patients living with inadequately controlled mild to moderate atopic dermatitis. In the first twelve weeks of commercialization of Opzelura, over 19,000 new patients were treated with Opzelura and we continue to see strong uptake week over week. In addition to atopic dermatitis, we have another substantial opportunity for ruxolitinib cream in vitiligo, a disease that causes loss of skin color in patches and which affects over 1.5 million people in the U.S. Currently, there are no approved therapies for repigmentation.
In addition to our product revenues, we receive royalties on Jakavi® (ruxolitinib) and Tabrecta® (capmatinib), commercialized by Novartis, and on Olumiant® (baricitinib), commercialized by Lilly. Jakavi is indicated for the treatment of patients with myelofibrosis and polycythemia vera and in March 2022, received a positive CHMP opinion for acute and chronic graft-versus-host disease. Tabrecta is approved in the U.S. and Japan for the treatment of patients with metastatic non-small cell lung cancer whose tumors have a mutation that leads to METex14 and in April 2022, received a positive CHMP opinion for the same indication. Olumiant is approved for rheumatoid arthritis (in
Proxy Statement 2022 | 41

Executive Compensation
the U.S., Europe and Japan) and atopic dermatitis (in Europe and Japan), and last year, was authorized for use under an Emergency Use Authorization for the treatment of COVID-19. Total royalties grew 45% in 2021 to reach $569 million.

(1)
Monjuvi revenues recognized by MorphoSys and included in our collaboration loss sharing line item on our consolidated statement of operations for the year ended December 31, 2021.

(2)
Totals may not add due to rounding.

2021 and YTD Regulatory and Clinical Achievements
Throughout 2021 and year-to-date, we achieved numerous important milestones. These are summarized in the graphic below and described in more detail thereafter.
42 | Proxy Statement 2022

Executive Compensation

AD = atopic dermatitis; GVHD = graft-versus-host disease; DLBCL = diffuse large B-cell lymphoma; CCA = cholangiocarcinoma; BTC = biliary tract carcinoma; AAD = American Academy of Dermatology; MAA = Marketing Authorization Application; EMA = European Medicines Agency; NSCLC = non-small cell lung cancer.
(1)
Development of axatilimab in collaboration with Syndax Pharmaceuticals

Myeloproliferative Neoplasms (MPNs) and Graft-Versus-Host Disease (GVHD)
Jakafi received its fourth approval in steroid-refractory chronic GVHD in September 2021. There are approximately 14,000 patients living with chronic GVHD in the U.S., of which over half require therapy beyond systemic corticosteroids.
Our Leadership In MPNs Beyond Ruxolitinib (LIMBER) program focuses on developing new therapies to improve and expand upon available therapeutic options for patients living with MPNs. Parsaclisib (PI3Kδ) plus ruxolitinib is being evaluated in pivotal trials (1L and inadequate responders), and INCB57643 (BET) and INCB00928 (ALK2) combination trials with ruxolitinib are in proof-of-concept. Once-a-day (QD) ruxolitinib is currently in testing and is expected to be submitted to the FDA for approval in the first half of this year.
In 2021, we entered into a global collaboration with Syndax Pharmaceuticals to clinically develop and commercialize axatilimab, an anti-CSF-1R monoclonal antibody, as a therapy for patients with chronic GVHD as well as in additional immune-mediated diseases where CSF-1R-dependent monocytes and macrophages are believed to contribute to organ fibrosis. We expect to expand development of axatilimab in cGVHD with additional monotherapy and combination trials planned later this year.
Proxy Statement 2022 | 43

Executive Compensation
Other Hematology and Oncology
In 2020, Monjuvi® was approved under accelerated approval by the U.S. FDA based on data, including overall response rate, from the Phase 2 L-MIND study, a single-arm trial of Monjuvi in combination with lenalidomide as a treatment for adult patients with r/r DLBCL. Monjuvi’s launch is ongoing in the U.S. and uptake continues to increase in the second-line DLBCL setting, with continued penetration into new accounts.
In 2021, we received the approval in Europe of Minjuvi® as a treatment for patients with relapsed or refractory DLBCL and we are working to secure reimbursement on a country by country basis.
Updated 3-year L-MIND results were recently presented and demonstrated the potential for long-term disease control and durable responses in patients treated with tafasitamab in combination with lenalidomide followed by tafasitamab monotherapy in patients with r/r DLBCL.
Several trials evaluating tafasitamab in additional indications are currently ongoing, including a Phase 3 trial in first line DLBCL evaluating tafasitamab plus lenalidomide and R-CHOP versus R-CHOP and a Phase 3 trial evaluating tafasitamab plus lenalidomide and rituximab (R-squared) versus R-squared in patients with relapsed or refractory follicular or marginal zone lymphoma.
Pemazyre is the first targeted therapy approved in the U.S for second-line cholangiocarcinoma and is the market leader. It is the first product to be commercialized by Incyte in multiple geographies following regulatory approvals in Europe and Japan in 2021.
Pemigatinib is currently being evaluated in a pivotal study in first-line cholangiocarcinoma. Additionally, based on findings from our solid tumor-agnostic trial (FIGHT-207) evaluating pemigatinib in patients with driver-alterations of FGF/FGFR, we intend to initiate Phase II studies in glioblastoma (GBM) and non-small cell lung cancer (NSCLC).
Other development highlights within hematology and oncology include:
•
We initiated a Phase 3 study of parsaclisib in warm autoimmune hemolytic anemia (AIHA) based on positive Phase 2 results. There are an estimated 1 in 8,000 people living with warm AIHA in the United States, of which the treatable population is approximately 30%. There are no approved therapies for patients living with this disease.

•
Our oral PD-L1 program, which includes INCB86550, INCB99280 and INCB99318, was the first to ever demonstrate clinical activity. We expect to make a lead program selection later this year.

•
Retifanlimab (PD-1) is currently being evaluated in a Phase 3 trial (POD1UM-303) as a treatment for previously treated patients with advanced squamous cell carcinoma of the anal canal (SCAC) who have progressed following standard platinum-based chemotherapy. In addition, retifanlimab is being evaluated as a first line therapy in combination with platinum-based chemotherapy as a treatment for patients with NSCLC.

44 | Proxy Statement 2022

Executive Compensation
Inflammation and AutoImmunity (IAI) / Dermatology
Opzelura™ (ruxolitinib) cream was launched on October 11, 2021 for mild to moderate atopic dermatitis (AD) and is pending regulatory approval for vitiligo.
We presented positive Phase 3 TRuE-V 24-week results of ruxolitinib cream treatment in patients with vitiligo at the European Academy of Dermatology and Venereology (EADV) last year. Primary and all key secondary endpoints were met and ruxolitinib cream demonstrated significant improvements in facial and total body repigmentation in vitiligo patients. At the 2022 American Academy of Dermatology (AAD) Annual Meeting, we presented new 52-week results from the pivotal program, which demonstrated that a longer duration of therapy with ruxolitinib cream was associated with greater repigmentation. A supplemental new drug application (sNDA) and a marketing authorization application (MAA) for ruxolitinib cream as a treatment for vitiligo are under review at the U.S. FDA and the European Medicines Agency (EMA), respectively. If approved, ruxolitinib cream would become the first product approved for repigmentation in vitiligo and would be a new therapeutic option for the millions of patients living with the disease today.
Further, as we work to maximize the opportunity for the dermatology franchise, we have established a broad clinical development program within dermatology that includes multiple new indications for ruxolitinib cream, as well as new products. Ruxolitinib cream is being evaluated in pediatric atopic dermatitis and in chronic hand eczema, where we are initiating two Phase 3 studies. We are also assessing INCB54707, our JAK1 specific inhibitor, in Phase 2 studies for hidradenitis suppurativa, prurigo nodularis and vitiligo. There is significant potential with each of these indications where there are limited treatment options, or in some cases, no FDA-approved therapies.
Partnered Programs (Incyte is eligible for royalties and milestone payments)
We participate in multiple collaborative partnerships in which we are eligible for milestone payments and royalties on certain Incyte discovered products that we licensed to third parties. Currently, our key commercialized products include Jakavi® (ruxolitinib) and Tabrecta® (capmatinib), which are licensed to Novartis, and Olumiant® (baricitinib), which is licensed to Eli Lilly and Company.
Ruxolitinib is under review both at the EMA and the Pharmaceuticals and Medical Devices Agency (PMDA) as a treatment for steroid-refractory acute and chronic GVHD in Europe and Japan, respectively. In March 2022, the EMA’s Committee for Medicinal Products for Human Use (CHMP) issued a positive opinion recommending approval of ruxolitinib for the treatment of patients aged 12 and older with steroid-refractory acute graft-versus-host disease or chronic graft-versus-host disease. Capmatinib is under review at the EMA as a treatment for certain patients with NSCLC and in April 2022, the CHMP issued a positive opinion recommending approval of capmatinib for the treatment of adults with metastatic non-small cell lung cancer whose tumors have a mutation that leads to METex14.
During 2021, Lilly announced positive results from two pivotal Phase 3 trials (BRAVE-AA1 and BRAVE-AA2) which found once-daily OLUMIANT® (baricitinib) 4-mg was superior to placebo in achieving significant scalp hair
Proxy Statement 2022 | 45

Executive Compensation
regrowth as early as 24 weeks in adults with severe alopecia areata (AA) as defined by ≥50% scalp hair loss at baseline. Lilly has submitted an sNDA, MAA and J-NDA for baricitinib as a treatment for AA in the U.S., Europe and Japan, respectively. There are no approved systemic therapies for AA.
Clinical Development Pipeline
Our pipeline is broad and diverse spanning across multiple mechanisms of action and diseases, all with the same goal of developing therapies that help to address unmet needs of patients and to ultimately be able to make a meaningful difference in the lives of patients and their caregivers. The chart below summarizes our clinical stage programs.
46 | Proxy Statement 2022

Executive Compensation
Discovery Capabilities
Our approach to drug discovery, driven by our core competencies in medicinal chemistry and cellular and translational biology, has enabled us to bring forth numerous drug candidates into clinical development and through regulatory approval. We have established a focused set of drug discovery capabilities in-house, including target validation, high-throughput screening, medicinal chemistry, computational chemistry, pharmacological and translational sciences, ADME (absorption, distribution, metabolism and excretion) and toxicology assessment. We augment these capabilities through a network of collaborations with academic partners and contract research organizations with relevant expertise. In addition to our established small molecules expertise, we have expanded our drug discovery capabilities to include monoclonal antibody discovery in-house and access to bi-specific antibody discovery capabilities.
Our discovery process is target- and pathway-centric and leverages cross-program knowledge to identify and prosecute novel points of synergy, and our areas of focus are primarily in oncology and inflammation and autoimmunity.
Responsiveness to Stockholder Feedback

Each year, we conduct stockholder outreach to gather direct feedback on our corporate governance, compensation practices and environmental, social and governance (ESG) practices. Since 2018, we have contacted stockholders who represent the top 80% of our shares outstanding.
As a result of our annual stockholder engagement, we have implemented several significant enhancements in our corporate governance, compensation policies, ESG activities and stockholder communication practices. The following changes were made in response to feedback received:
ANNUAL OUTREACH TO STOCKHOLDERS: 80% OF SHARES OUTSTANDING
Action	Year of Implementation
Governance
✓ Adopted a proxy access bylaw	2021
✓ Adopted equity ownership guidelines	2016, amended 2021
✓ Adopted a director overboarding policy	2020
Compensation
✓ Adjusted the executive compensation pay mix to include higher percentages of performance shares	Performance Shares added in 2018; increased % of performance shares in 2020 and 2022
✓ Established a three-year performance period for our CEO and other U.S.-based executive officers	2020
✓ Restructured director pay to be based on a set target value instead of fixed share grants	2019
✓ Eliminated special option grants to the CEO	2019
✓ Added enhanced disclosure on certain items such as goal achievement	2017
ESG
✓ Added ESG goals to our Annual Incentive Plan	2022
✓ Disclosed ethnic and racial diversity data for U.S. workforce	2021
✓ Enhanced ESG disclosure	2019
Proxy Statement 2022 | 47

Executive Compensation
Stockholder feedback in 2021 was largely positive, with investors expressing support for the progress Incyte has made in recent years. We believe that our current compensation structure, as described in more detail in subsequent pages of this Proxy Statement, strikes the right balance of motivation and retention for our executives. The graphic below shows the evolution of our executive compensation structure over the last several years.

(1)
Note that long-term compensation vests over 4 years.

Compensation Discussion and Analysis
Below is a comprehensive list of our compensation policies and policy enhancements made in our continuing effort to be responsive to issues discussed during our stockholder outreach and to address advice provided by stockholder advisory firms.
What We Do
✓ We pay for performance, including having a total stockholder return (TSR) component for 2021 performance shares	✓ We have a compensation clawback policy
✓ 30% of executives’ target equity award value is in the form of performance shares (and that percentage will increase to 33% for 2022)	✓ Our Compensation Committee uses an independent compensation consultant, Compensia, and considers peer groups in establishing executive compensation
✓ Performance shares have a three-year performance period	✓ Robust anti-hedging and anti-speculation policies in place
✓ Robust stock ownership guidelines for our CEO, executive officers and our directors	✓ Our Compensation Committee is comprised of all independent directors
✓ Double-trigger equity vesting in the event of a change-in-control	✓ We conduct an annual say-on-pay vote
✓ Equity awards have a minimum vesting period of 12 months with a vesting period over 4 years.	✓ We engage proactively with our stockholders throughout the year
48 | Proxy Statement 2022

Executive Compensation
What We Don’t Do
✗ We do not reprice stock options	✗ We do not provide golden parachute excise tax gross-ups
✗ We do not provide single-trigger equity vesting in the event of a change-in-control	✗ We do not provide excessive perquisites for executives
Compensation Program Strategy and Objectives
The performance-based and time-based components of our equity compensation program are designed to encourage an appropriate level of risk-taking and a focus on sound long-term decision-making, thus aligning executive interests with the long-term best interests of our Company and our stockholders.
The Compensation Committee of our Board believes that the compensation of our executive officers should:
•
Pay for performance;

•
Encourage both creation of stockholder value and achievement of strategic corporate objectives;

•
Integrate compensation with our annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of both of those objectives;

•
Provide a competitive total compensation package that enables us to attract and retain, on a long-term basis, qualified personnel; and

•
Provide fair compensation consistent with internal compensation programs.

Our executive officers’ compensation currently includes three primary components: base salary, cash bonus, and equity-based incentive awards.
•
Salary is a fixed amount and does not vary with our performance.

•
Cash bonus under our annual incentive compensation plan varies with our performance

•
Equity-based incentive awards can be made up of restricted stock units, performance shares or stock options.

All components of our executives’ compensation, other than base salary, are closely tied to our Company’s performance—either through the amounts (if any) of each component actually received or the value of each component over time, or both—and each such component of executive compensation contributes toward our goal of delivering long-term stockholder value. Each of the equity-based components—including the performance shares that only become earned upon achievement of pre-determined goals—are also subject to time-based vesting, which the Compensation Committee believes incentivizes executive retention.
Proxy Statement 2022 | 49

Executive Compensation
Below is a our 2022 Compensation Matrix:

(1)
Restricted Stock Units comprised 30% of target equity value for 2021 and will comprise 1/3 for 2022. For a further description of the evolution of the equity compensation program for our executive officers, see “—Our Equity Grant Practices”, starting on page 52.

(2)
Performance shares comprised 30% of target equity value for 2021 and will comprise 1/3 for 2022. For a further description of the evolution of the equity compensation program for our executive officers, see “—Our Equity Grant Practices”, starting on page 52.

(3)
Stock options comprised 40% of target equity value for 2021 and will comprise 1/3 for 2022. For a further description of the evolution of the equity compensation program for our executive officers, see “—Our Equity Grant Practices”, starting on page 52.

As the design of our executive compensation program shows, the Compensation Committee believes that executive compensation should be designed to pay for performance. Our Company has made great progress in recent years, and executive compensation has reflected that performance.
CEO Compensation versus Peers
The charts below illustrate how the percentage of our CEO’s compensation that is tied to performance compares with those of our peer group of companies. The Compensation Committee believes Mr. Hoppenot’s compensation is
50 | Proxy Statement 2022

Executive Compensation
in-line with our peer group’s compensation as disclosed in their 2021 proxy statements, with Mr. Hoppenot’s at-risk compensation percentage higher than that of the peer group average.
CEO AT-RISK COMPENSATION IS HIGHER THAN PEER GROUP
Average peer CEO compensation reflects 2020 compensation from the 2021 proxy statements of the peer group.
Implementing Our Objectives—Role of Compensation Committee and Our Chief Executive Officer
The Compensation Committee approves, administers and interprets our executive compensation and benefits policies, including our 2010 Stock Incentive Plan. The Compensation Committee evaluates the performance of our CEO and determines his compensation in light of the goals and objectives of our compensation program. Our CEO and the Compensation Committee together assess the performance of our other executive officers and determine their compensation, based on initial recommendations from our CEO.
Role of the Independent Compensation Consultant
Under its charter, the Compensation Committee has the sole authority to retain any independent compensation consultant or other advisor as the Committee may deem appropriate. Pursuant to this authority, the Compensation Committee has engaged Compensia, a national compensation consulting firm, for support on matters related to the compensation of our executive officers. Compensia does not provide any other services to our Company.
Compensia was retained by the Compensation Committee to prepare compensation analyses for our executive officers and the non-employee members of our Board of Directors. Specifically, for our executive officers, Compensia was directed to provide a competitive market analysis of the base salary, annual cash incentive awards, and long-term incentive equity compensation of our executive officers compared against our compensation peer groups and to review other market practices and trends. This market analysis was reviewed with the Compensation Committee in connection with its early 2021 compensation decisions, and was used to guide decisions regarding base salary adjustments and target annual cash and equity incentive award opportunities.
Market Reference Data
The Compensation Committee utilizes market reference data to evaluate the competitiveness of our executive officers’ compensation and to determine whether the total compensation paid to each of our named executive
Proxy Statement 2022 | 51

Executive Compensation
officers is appropriate. When arriving at final compensation decisions, the Compensation Committee considers and assesses factors in addition to market reference data, including individual and company performance, each executive’s role and responsibilities, internal equity, retention requirements and the competitive market, unrealized equity gains, and best compensation governance practices. The Committee does not tie compensation to specified target percentiles. In connection with its analysis for purposes of 2021 compensation decisions, the Compensation Committee reviewed information prepared by Compensia comparing the compensation for our executive officers with data from SEC filings and the Radford Global Life Sciences Survey for a peer group comprised of 18 publicly traded biopharmaceutical companies. We collectively refer to these data as the competitive compensation data. The peer group for 2021 compensation decisions, referred to as the 2021 peer group, was chosen based on the following characteristics: direct competitors for talent; comparable business models and stage; and of broadly similar size in revenue, market capitalization and/or headcount.
In September 2021, following discussion by the Compensation Committee, the peer group was changed to exclude Alexion, Agios and bluebird bio. Alexion was acquired and stopped providing compensation detail in public disclosures. Agios and bluebird bio were undertaking divestiture and spin-off processes, placing these companies below the threshold revenue range for the peer group. The other 15 companies from the 2021 peer group were retained, and this new group (referred to as the 2022 peer group) was used for 2022 compensation decisions.
The following table shows Incyte versus the 2022 peer group on 2021 total revenue, total employees, and market capitalizations (market cap). All data is as of December 31, 2021.
Company	Total Revenue ($M)	Company	Total Employees	Company	Market Cap ($M)
Gilead	27,305	Gilead	14,400	Gilead	91,081
Regeneron	16,072	Regeneron	10,368	Regeneron	67,916
Biogen	10,982	Biogen	9,610	Vertex	55,834
Vertex	7,574	Vertex	3,900	Biogen	35,243
Jazz	3,094	Jazz	3,200	SeaGen	28,270
Incyte	2,986	BioMarin	3,045	Alnylam	20,282
BioMarin	1,846	SeaGen	2,675	BioMarin	16,220
SeaGen	1,574	Alkermes	2,211	Incyte	16,213
Exelixis	1,435	Incyte	2,094	Neurocrine	8,080
Alkermes	1,174	Alnylam	1,665	Sarepta	7,841
Neurocrine	1,134	Exelixis	954	Jazz	7,831
Alnylam	844	Neurocrine	900	Exelixis	5,784
Ionis	810	Sarepta	840	Ionis	4,297
Sarepta	702	Ionis	660	Alkermes	3,761
Amarin	583	Amarin	560	Sage	2,506
Sage	6	Sage	471	Amarin	1,337
Our Equity Grant Practices
In 2019, the Compensation Committee noted Compensia’s observation that our mix for executives of 75% stock options and 25% performance shares put our executives’ equity-based compensation more at-risk than our peer group and the broader market norm and that, on average, our peers deliver approximately 25% of executive equity compensation value in the form of time-based vesting RSUs, with approximately 50% being delivered in the form of stock options and approximately 25% being delivered in the form of performance-based shares or options. The Committee also noted that, due to our stock price decline and limited use of RSUs, realizable compensation for our executives for 2016 through 2018 fell well below target compensation values. Accordingly, to enhance executive retention and bring our executive equity compensation practices in line with our peers, the Committee determined that, for 2019, our executives would receive 50% of their total grant date target value in the form of stock options, 25% in the form of performance shares, and 25% in the form of RSUs.
52 | Proxy Statement 2022

Executive Compensation
In 2020, the Compensation Committee noted stockholder feedback regarding our performance-based equity awards and determined that, for 2020, our executives will receive 40% of their total grant date target value in the form of stock options, 30% in the form of performance shares, and 30% in the form of RSUs. Those percentages remained the same for 2021. In addition, as discussed below under “Key Elements of Executive Compensation—Equity Based Incentive Awards,” performance shares granted in 2020 and 2021 would have a three-year performance period.
For 2022, the Compensation Committee determined that our executives will receive 1/3 each of their total grant date target value in the form of stock options, performance shares and RSUs.
While the equity awards are actually granted in July of each year, the Compensation Committee determines the overall equity grant target value for our executive officers in the early portion of the year, in conjunction with the determination of base salary adjustments and the establishment of the annual incentive compensation plan described in greater detail below. Based on those target values, the share numbers of our annual stock option grants are determined in the middle of each calendar year, with one-half of the grants made at that time and one-half made at the beginning of the following calendar year, with a view toward countering some of the effects of the volatile trading price of our common stock.
Our annual stock option grants have a ten-year term with four-year service-based vesting with one-quarter vesting after one year and the remainder vesting in 36 equal monthly installments. Our annual executive performance share and RSU awards are made in the middle of each calendar year.
In 2020, three-year performance periods were introduced for performance share awards, and these performance share awards vest, assuming performance goals are achieved at specified levels, at the conclusion of the performance period, and are described further below. The RSU awards vest in equal installments on each of the first four anniversaries of the grant date.
The Compensation Committee also has the discretion to make outstanding merit awards, which for 2019 were stock options with a ten-year term that vest in a single installment after four years and starting in 2020 were RSUs that vest in a single installment after four years. The change from stock options to RSUs was due to the significant volatility of our share price and the share prices of our peers, to provide greater certainty for the retentive value of these awards, if granted. These awards can be made to executives other than our CEO as well as other key employees throughout our Company and are typically made in connection with salary adjustments at the beginning of each year as the awards are intended to award prior year performance and to incentivize and retain the recipients. Our CEO championed the creation of the outstanding merit grant program to recognize important contributions—both within a function and the Company as a whole—by leaders throughout our organization. Previously, our CEO received these grants too, but, starting in 2019, in response to stockholder feedback, the Compensation Committee eliminated awards of outstanding merit grants to our CEO.
In addition, as described below, in November 2021, the Compensation Committee approved equity awards to our executive officers (not including our CEO) with 50% of the approval date target value in the form of performance shares granted on December 1, 2021 and the remaining 50% of the approval date target value in the form of RSUs granted on January 1, 2022. As a result of these retention awards, no outstanding merit awards were made to any executive officer in January 2022 for prior year performance.
The exercise price of each stock option awarded under our 2010 Stock Incentive Plan is the closing price of our common stock on the date of grant, which for our annual stock option grants are the dates of the regularly scheduled Compensation Committee meetings or actions without meetings, which are taken following decisions at meetings, in the middle of the year at which equity awards for senior executives are formally determined and at the beginning of the year at which salary adjustments and cash bonuses under our incentive compensation plan are determined. These meetings are scheduled in advance, and we do not coordinate the timing of equity award grants with the release of financial results or other material announcements by our Company. Under our 2010 Stock Incentive Plan, we may not reprice or replace options at lower exercise prices without stockholder approval.
Compensation Practices and Policies
Equity Ownership Guidelines.   Effective January 1, 2016, our Board adopted robust equity ownership guidelines for members of senior management, including our executive officers, and members of the Board. The guidelines
Proxy Statement 2022 | 53

Executive Compensation
were amended and restated in November 2021 to narrow the types of securities that would count toward the ownership requirements. Under these guidelines, the covered individuals are expected to meet the following equity ownership requirements:
Equity Ownership Requirements
CEO	6x Annual Base Salary
All Other Executive Officers	3x Annual Base Salary
Non-Employee Members of the Board	6x Annual Cash Retainer
Our CEO has met this requirement.
All other directors and executive officers have either met their respective equity ownership targets or are within the five-year period for achieving compliance.
Covered individuals as of January 1, 2016 must have satisfied these guidelines by December 31, 2020, and individuals who subsequently become subject to the guidelines will have five years to reach their ownership requirements. Shares held directly, shares held indirectly, such as by a trust or a 401(k) plan, unvested restricted shares and RSUs, and earned performance shares that remain subject to service-based vesting requirements are included in determining an individual’s equity ownership. Stock options (whether vested or unvested) and unearned performance shares are not counted toward meeting these guidelines. Prior to the 2021 guideline amendments, shares underlying vested stock options were included in determining equity ownership. For purposes of these guidelines, a non-employee director’s annual cash retainer does not include cash retainers for committee service.
Compensation Recovery Policy.   In late 2017, in response to our 2017 stockholder engagement campaign (described more fully under “Stockholder Engagement” starting on page 12), our Compensation Committee adopted a compensation recovery (“clawback”) policy which provides that, in the event that, on account of fraud or other intentional misconduct, we are required to prepare an accounting restatement, we may recover from any executive officer any incentive compensation erroneously paid or awarded in excess of what would have been paid under the accounting restatement. This policy applies prospectively to certain incentive compensation paid or awarded after January 1, 2018, its effective date, and covers the three-year period preceding the date on which we are required to prepare the accounting restatement. The incentive compensation to which it applies is cash bonuses or other cash awards to the extent those bonuses or awards are earned based on the attainment of a financial reporting measure presented in our financial statements or derived from our accounting records. In addition, we are subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, which provides that if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. To the extent our policy is inconsistent with any final regulations adopted by the SEC to implement the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we intend to revise our policy to comply with those regulations.
Limitations on Hedging and Pledging.   Under our insider trading policy, our employees, including our executive officers, and Board members are prohibited from trading in our securities on a short-term basis, purchasing our securities on margin, making short sales in our securities, buying or selling put or call options on our stock, pledging our securities as collateral for a loan, and engaging in other hedging or monetization transactions such as prepaid variable forwards, equity swaps, collars and exchange funds, that permit a holder to continue to own our securities but, without the full risks and rewards of ownership.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our CEO and each of the next three most highly compensated executive officers (excluding the chief financial officer for taxable years prior to 2018). Section 162(m) historically permitted deductions in excess of $1,000,000 for “performance-based compensation,” which included stock options meeting certain requirements, but the exception for “performance-based compensation” has been repealed effective for taxable years beginning after December 31, 2017.
54 | Proxy Statement 2022

Executive Compensation
Stock options that we granted in 2017 and prior years should still qualify for full deductibility under a transition rule for amounts payable pursuant to written binding contracts in effect on November 2, 2017. To maintain flexibility in compensating our executive officers, the Compensation Committee has not adopted a policy requiring all executive compensation to be deductible.
Key Elements of Executive Compensation
Our executive officers’ compensation currently includes three primary components: base salary, cash bonus, and long-term equity-based incentive awards. Of these components, only base salary is not tied directly and meaningfully to our Company’s performance because base salary is intended to attract and retain key talent by providing a stable source of income. In addition, we provide our executive officers a variety of benefits that are available generally to all salaried employees. Each of these components is described in more detail below.
Base Salary
Base salaries are designed to attract and retain qualified personnel by providing a consistent cash flow throughout the year as compensation for acceptable levels of performance of day-to-day responsibilities. Base salaries for our executive officers are established based on the scope of their responsibilities, their performance, and their prior relevant background, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for those executive officers at the time of hire. The Compensation Committee reviews salaries on an annual basis. At such time, the Compensation Committee may change each executive officer’s salary based on the individual’s contributions and responsibilities over the prior twelve months and any change in competitive market pay levels.
In January 2021, the Compensation Committee set the 2021 base salaries for our executive officers. The Committee considered our Company’s performance in 2020, including our commercial operations, clinical trial progress of our other drug candidates, job performance, internal pay alignment and equity, marketplace competitiveness and the 2021 peer group data in determining the base salaries for 2021.
In January 2022, the Compensation Committee set the 2022 base salaries for our executive officers. The Committee considered our Company’s performance in 2021, including our commercial operations, clinical trial progress of our other drug candidates, job performance, internal pay alignment and equity, marketplace competitiveness and the 2022 peer group data in determining the base salaries for 2022. The following table sets forth the salary increases that became effective on February 1, 2022 for our named executive officers listed in the Summary Compensation Table.
Name	2021 Base Salary	2022 Increase	2022 Base Salary
Hervé Hoppenot	$1,143,444	8.0%	$1,234,920
Christiana Stamoulis	$605,640	8.0%	$654,092
Steven H. Stein	$636,695	18.0%	$751,301
Barry P. Flannelly	$530,882	8.0%	$573,353
Maria E. Pasquale	$546,364	8.0%	$590,074
Annual Incentive Compensation Plan
Each year, we have established an incentive compensation plan that provides for cash incentive awards for all of our eligible employees. The plans have been designed to pay for performance by aligning incentive awards for each participant with an evaluation of our achievement of corporate objectives. These corporate objectives are approved by the independent members of our Board based on the recommendations of the Compensation Committee, as well as, in the case of individuals other than our CEO, the achievement of individual business objectives for a particular year. Eligibility to participate in the plans and actual award amounts are not guaranteed and are determined, in the case of our executive officers, at the discretion of the Compensation Committee. After the completion of each year, the Compensation Committee reviews with our CEO the level of achievement of the corporate objectives under the plan and determines the size of the overall bonus pool to be used for awards. The Compensation Committee, with input from our CEO with respect to our other executive officers, may use discretion in determining for each executive officer his or her bonus amount.
Proxy Statement 2022 | 55

Executive Compensation
Incentive awards for our executive officers were approved by the Compensation Committee and paid in 2022 pursuant to our 2021 incentive compensation plan. Each of our executive officers, other than our CEO, had a funding target under the plan of 50% of his or her annual base salary for 2021, with the potential for actual awards under the plan to either exceed or be less than the funding target depending upon corporate performance, as well as the executive officer’s achievement of certain individual goals that are predetermined by our CEO. Our CEO had a funding target under the plan of 100% of his annual base salary for 2021, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance.
Target incentive award amounts for each participant were based on the participant’s potential impact on our operating and financial results and on market competitive pay practices. Individual performance goals were also established for eligible employees other than our CEO, and evaluations were based upon whether the employee met, exceeded or did not meet each established goal. The Committee believes that it is appropriate to align a higher percentage of our executive officers’ total cash compensation with the achievement of our Board-approved corporate objectives because those objectives are determined with a view toward progressing our Company’s business and maximizing stockholder value. Linking a significant percentage of executive officer cash incentive awards to achievement of Committee-approved corporate objectives puts a substantial portion of our CEO’s and executive officers’ cash compensation at risk, and is another way the Committee has designed executive compensation to pay for performance.
While executive officers other than our CEO have individual performance objectives that are evaluated by our CEO, the outcome of those objectives did not affect awards under our 2021 incentive compensation plan to those officers, and the award amounts were based solely on achievement of the corporate performance objectives.
Annual Incentive Compensation Plan 2021 Corporate Performance Objectives
Corporate performance objectives for 2021 were based on achievement of the objectives in the following categories: discovery, clinical development and global commercial, with business development objectives providing additional bonus opportunities.
Threshold, target and outperform achievement levels were defined for each corporate objective and, depending on the achievement of those performance levels, a payout ranging from 0% to 150% may have been made for each core objective. Bonus objectives included an extra 20% for Discovery, an extra 20% for Clinical Development, an extra 5% for Global Commercial and an extra 10% for Business Development. Collectively, the bonus opportunities enabled the payout of up to an additional 55 percentage points for extraordinary achievements beyond core objectives.
At the time the corporate performance objectives for 2021 were set, the Compensation Committee and management believed that achievement of the target levels of performance would be challenging and would require significant effort and skill, positive preclinical study and clinical trial results and continued strong commercial performance.
In January 2022, the Compensation Committee evaluated the achievement of the 2021 corporate performance objectives and determined that incentive awards under our 2021 incentive compensation plan should be based upon an achievement score of 101.5% of the target level of corporate performance objectives. The various objective categories, target payouts and actual payouts, are listed in the table on the next page.
56 | Proxy Statement 2022

Executive Compensation
Objectives	Target %	Payout %
Discovery ✓ Achieve the requisite number of pre-specified goals to outperform, including 3 IND filings	20	26.25
Clinical Development	50	41.25
Hematology and Oncology ✓ Obtain approval in the U.S. for Jakafi in steroid-refractory chronic GVHD ✓ Advance multiple programs within MPNs/GVHD, including once-a-day (QD) ruxolitinib and the initiation of combination trials by a specific time ✓ Advance multiple clinical research and early development programs within other hematology and oncology ✓ Obtain approval in the U.S. for retifanlimab in squamous cell carcinoma of the anal canal ✓ Regulatory submissions for approval for various assets by a specific time ✓ Enhance manufacturing capabilities to support expanding portfolio	40	30
Inflammation and AutoImmunity (IAI) ✓ Obtain approval in the U.S. for Opzelura in atopic dermatitis ✓ Submit U.S. sNDA for ruxolitinib cream in vitiligo by a specified time ✓ Submit EU MAA for ruxolitinib cream in vitiligo by a specified time ✓ Advance clinical development programs within inflammation and autoimmunity	10	11.25
Development Bonus Opportunities ✓ Obtain approval in Europe or Japan for pemigatinib in cholangiocarcinoma or biliary tract carcinoma, respectively ✓ File parsaclisib in NHL for approval in Europe or Japan ✓ Obtain approval in Europe for tafasitamab in r/r DLBCL		15
Global Commercial ✓ Achieve net product sales targets ✓ Successful U.S. launch of Opzelura in atopic dermatitis	30	29
Business Development Bonus ✓ Bring in complementary and/or supplemental assets with the potential to provide near to mid-term sales revenues and meaningful revenue growth in the 2025+ timeframe or a clinical stage asset that advances the LIMBER initiative		5
Total	100	101.5
Detailed Discussion on Performance Objectives and Achievements
Discovery
In 2021, we achieved almost all pre-specified discovery goals, which spanned our small molecule and biologics programs. While we do not disclose many details about our discovery efforts due to potential competitive concerns, our efforts resulted in three Investigational New Drug (IND) applications, including our CDK2 inhibitor and CD73 monoclonal antibody, as well as the selection of numerous nomination and back-up compounds.
Proxy Statement 2022 | 57

Executive Compensation
Clinical Development
Throughout 2021, we made significant progress in advancing our clinical pipeline across hematology/oncology and IAI. While not every goal we set for ourselves was achieved, the year brought numerous development successes, some highlights of which are listed below.
Hematology and Oncology
We continued to expand within MPNs/GVHD and make progress within our LIMBER (Leadership in MPNs Beyond Ruxolitinib) program, a key priority for Incyte. Jakafi® received FDA approval of its fourth indication as a treatment for steroid-refractory chronic GVHD. Additionally, we advanced our once-a-day ruxolitinib formulation to support an NDA submission in H1 2022. We also initiated a combination trial of ruxolitinib + INCB00928, our ALK2 inhibitor, by a specific time. Within GVHD, we were able to achieve decision-enabling results for itacitinib from the dose-finding phase of the 1L chronic GVHD trial by a specific time.
Additionally, we achieved a bonus opportunity for Pemazyre® with the approval in Europe for cholangiocarcinoma and in Japan for biliary tract carcinoma. We also completed enrollment of the pemigatinib tumor agnostic study by a specific time.
Within our immuno-oncology (I/O) portfolio, we are developing a series of oral PD-L1 inhibitors as well as an injectable PD-1 therapy. We are also advancing our adenosine program which includes INCB106385, a dual antagonist of A2A/A2B receptors, and INCA00186, an anti-CD73 monoclonal antibody. We initiated a clinical study evaluating our anti-CD73 mAb by a specific time.
Finally, we achieved a bonus opportunity with the approval of Minjuvi® in Europe for r/r DLBCL and a regulatory submission goal for parsaclisib.
Inflammation and AutoImmunity (IAI)
In 2021, we achieved multiple successes within our IAI development program, which encompasses both dermatology and other inflammatory and autoimmune conditions.
A key goal was achieved with the approval of Opzelura® in the U.S. for atopic dermatitis. In addition, we submitted to the FDA an sNDA in vitiligo by a specified time and we also submitted to the EMA an MAA in vitiligo by a specified time.
We are also evaluating parsaclisib, our PI3Kδ inhibitor, in patients with warm autoimmune hemolytic anemia and were able to achieve health authority agreement on registration path in the indication by a specified time.
Global Commercial
Our oncology net product sales goal includes total net revenues from Jakafi® (ruxolitinib), Iclusig® (ponatinib), Pemazyre® (pemigatinib) and Monjuvi®/Minjuvi® (tafasitamab-cxix). Total combined oncology net product sales reached $2,396.4 million [includes Monjuvi U.S. sales as recorded by our partner MorphoSys], representing 15% year-over-year growth, which exceeded our threshold of $2,310.5 million and fell short of our target of $2,519.0 million. Additionally, we successfully launched our first dermatology product, Opzelura, with over 20,000 new-to-brand prescriptions in the fourth quarter which surpassed our target of 15,000 new-to-brand prescriptions.
Business Development Bonus
We advanced our LIMBER initiative by entering into an exclusive worldwide collaboration and license agreement to develop and commercialize axatilimab, an anti-CSF-1R monoclonal antibody, currently being evaluated as a monotherapy agent in patients with chronic GVHD in a pivotal phase 2 trial.
58 | Proxy Statement 2022

Executive Compensation
Incentive Awards for Named Executive Officers
This table sets forth the incentive awards under our 2021 incentive compensation plan for our named executive officers:
Name	Year-End Salary (A) x	Target Bonus (B) x	Overall Multiplier (C) =	Bonus Award (D)
Hervé Hoppenot	$1,143,444	100%	101.5%	$1,160,596
Christiana Stamoulis	$605,640	50%	101.5%	$307,363
Steven H. Stein	$636,695	50%	101.5%	$323,123
Barry P. Flannelly	$530,882	50%	101.5%	$269,423
Maria E. Pasquale	$546,364	50%	101.5%	$277,280
Our incentive compensation program is designed to incentivize employees, including our executive officers, in every area of our Company, which we believe helps lead to significant achievement across all areas. Our Compensation Committee believes that measuring and rewarding achievements from all functions—including functions such as discovery, development, technical operations and business development, whose efforts take a much longer time to make an impact on our top-line revenue or on our stock price—helps ensure that we are properly incentivizing the collective efforts that lead not only to successful current commercial performance but also critically set the stage for potential continued growth and potential long-term sustained success in the years ahead. Our Compensation Committee also believes that linking incentive compensation to corporate goals aligns employees’ incentives with strategic imperatives, thus paying for performance.
The chart below illustrates the achievement levels under our incentive compensation program over the last three years, and illustrates how the annual incentive compensation plan serves to execute on the Compensation Committee’s goal of paying for performance:
Incentive Compensation Plan Achievement—2019-2021
Annual Incentive Compensation Plan 2022 Corporate Performance Objectives
In March 2022, the independent members of our Board, based on the recommendations of the Compensation Committee, approved corporate objectives for our 2022 incentive compensation plan. Under this plan, the funding targets for our CEO was increased to 110% of base salary and the funding targets for our other executive officers range from 50% to 60% of base salary. Corporate performance objectives for 2022 are based on achievement of Discovery, Clinical Development and Global Commercial objectives as well as ESG objectives for the first time.
Proxy Statement 2022 | 59

Executive Compensation
Threshold, target and outperform achievement levels are defined for each corporate objective and, depending on the achievement of those performance levels, a payout ranging from 0% to 150% may be made for each objective. Bonus objectives include an extra 20% for Discovery, an extra 20% for Clinical Development and an extra 5% for Business Development. Collectively, the bonus opportunities enable the payout of up to an additional 45 percentage points for extraordinary achievements beyond core objectives.
The Committee and management believe that achievement of the target levels of performance will be difficult and challenging, but achievable with significant effort and skill, favorable preclinical study and clinical trial results and continued strong commercial performance.
Equity-Based Incentive Awards
The Compensation Committee administers equity-based incentive awards, such as stock option grants, RSUs and performance shares that are made to our executive officers under our 2010 Stock Incentive Plan. The Compensation Committee believes that by providing those persons who have substantial responsibility for our management and growth with an opportunity to increase their ownership of our stock, the best interests of our stockholders and executive officers will be closely aligned. Therefore, executive officers are eligible to receive equity-based incentive awards when the Compensation Committee performs its annual review, although these awards may be granted at other times in recognition of exceptional achievements. As is the case when the amounts of base salary and initial equity awards are determined, the Compensation Committee conducts a review of all components of an executive officer’s compensation when determining annual equity awards to ensure that the executive’s total compensation conforms to our overall philosophy and objectives.
Under our 2010 Stock Incentive Plan, we may grant stock options, restricted shares, performance shares, RSUs or stock appreciation rights.
In 2021, our U.S.-based executive officers received stock options, performance shares and RSUs and our non-U.S.-based executives officers received RSUs for their annual equity awards. The award vehicles will remain the same in 2022. Our CEO received annual equity awards in 2021 with a total grant date target value of $12,400,000 and will be receiving annual equity awards in 2022 with a total target grant value of $13,400,000. For other executive officers, the total grant date target values of their annual equity awards in 2021 ranged between $500,000 to $2,200,000. For 2022, these will range between $500,000 to $4,200,000. All of these awards are inherently performance-based:
•
Stock options are performance based because they pay nothing to our executive officers unless stockholders benefit by stock price appreciation. In addition, with a ten-year life and a four-year vesting period, stock options are in sync with the time required for discovery, development and commercialization of new medicines. Our Compensation Committee believes that stock options help align executives’ interests with the long-term interests

60 | Proxy Statement 2022

Executive Compensation
of our Company and our stockholders. Stock options reinforce our belief that future potential growth of Incyte will be generated by innovation, our discovery and development pipeline, demand for our products and our commercial execution.
•
Performance shares do not become earned unless pre-determined performance goals are met.

•
RSU awards grow or decline in value based on stock price, also linking executive officers’ compensation to the value delivered to stockholders.

In addition to the performance-based aspects of stock options, performance shares and RSUs, the time-based vesting of these awards also serves a critical retention function. Time-based vesting helps ensure the long-term retention of highly valuable executive officers, in whom we have invested considerable time and money, and the intellectual capital they create as well as continuity of their respective teams. The performance-based components and time-based components of our equity compensation program are designed to encourage both an appropriate level of risk-taking and a focus on sound long-term decision making, thus aligning executive interests with the long-term best interests of our Company and our stockholders.
For our U.S.-based executive officers, stock options comprised 40%, performance shares comprised 30% and RSUs comprised 30% of the total grant date target value of an executive officer’s 2021 annual equity awards. For 2022 the Compensation Committee has determined that our U.S.-based executive officers’ annual equity award mix will change from 40% stock options, 30% RSUs and 30% performance shares to equal proportions of the total grant date target dollar value awarded for stock options, RSUs and performance shares. The other general plan design features, such as the payout percentage range for performance shares, will remain the same as those for 2021.
Fifty percent of performance shares granted in July 2021 are associated with certain clinical development objectives, including certain NDA, sNDA or MAA approvals and the initiation of certain first-in-human clinical trials. Forty percent of the performance shares have a product revenue trigger for the third year of the performance period that was determined by the Compensation Committee in February 2021. The remaining ten percent is tied to the relative performance of the Company’s stock to the Nasdaq Biotechnology Index (NBI) between January 1, 2021 and December 31, 2023. Depending on the results actually achieved for all of these three metrics, the payout on these performance shares can vary from 0% to 150% of target. These performance shares comprised 30% of an executive officer’s target equity compensation awarded in connection with our annual equity grants. The Compensation Committee believes that these performance shares align our executive officers’ interest even more closely with the financial performance of our Company and the eventual value delivered to stockholders.
2021 Outstanding Merit Grants
In January 2021, three of our named executive officers, Christiana Stamoulis, Executive Vice President and Chief Financial Officer, Steven Stein, Executive Vice President and Chief Medical Officer and Barry Flannelly, Executive Vice President, General Manager, North America, received outstanding merit RSU grants intended to incentivize and retain them with grant date target values of $2,000,000 for Dr. Stein and $1,000,000 each for Ms. Stamoulis and Dr. Flannelly. These outstanding merit RSU grants are subject to four-year cliff vesting.
2021 Executive Team Retention Awards
In November 2021, the Compensation Committee approved retention awards for members of our executive leadership team, which includes all of our executive officers, other than our CEO. The objective of the awards is to retain the leadership team through our company’s pivotal period and successful commercialization of Opzelura through this period. Fifty percent of the approval date target value was granted in the form of performance shares on December 1, 2021 and the remaining 50% of the approval date target value was granted in the form of RSUs on January 1, 2022. As a result of these retention awards, no outstanding merit grants were made to any executive officer in January 2022 for prior year performance. The performance shares will become earned based on triggers tied to global revenue of Opzelura from January 2024 to December 2024. Depending on revenue actually achieved, the payout on these performance shares can vary from 0% to 150% of target. The performance shares, if earned, are subject to four-year cliff vesting. The RSUs are also subject to four-year cliff vesting. The range of total approval date target values of these equity awards was $500,000 to $4,000,000.
Proxy Statement 2022 | 61

Executive Compensation
Termination Based Compensation Under Employment Agreements and Offer Letters
Our executive officers are parties to employment agreements and offer letters, as described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
These employment agreements and offer letters provide for severance payments and acceleration of vesting of equity-based awards upon termination of employment under the circumstances described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.” In general, the employment agreements provide for severance benefits if an officer’s employment is terminated within 24 months following a change in control. These agreements are designed both to attract executives, as we compete for talented employees in a marketplace where such protections are routinely offered, and to retain executives and provide continuity of management in the event of an actual or threatened change in control.
Other Compensation
All of our full-time employees, including our executive officers, may participate in our health programs, such as medical, dental and vision care coverage, and our 401(k) and life and disability insurance programs. These benefits are designed to provide our executive officers and eligible employees a competitive total compensation package that enables us to attract and retain qualified personnel. Under our employment agreement with our CEO, we paid the premiums with respect to a six-year insurance policy that becomes payable to the CEO or his estate upon his disability or death, although at his suggestion, in 2019, we amended his employment agreement to eliminate our obligation to pay the last year’s premium on that insurance policy, as described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
Compensation Committee Report
This report shall not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference into a document filed under such Acts.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with our management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Compensation Committee Jean Jacques Bienaimé (Chair) Julian C. Baker Paul J. Clancy
62 | Proxy Statement 2022

Executive Compensation
Named Executive Officers
The Summary Compensation Table, Grants of Plan-Based Awards Table and the tables that follow provide compensation information for our named executive officers, including Hervé Hoppenot, our President and CEO, Christiana Stamoulis, our Executive Vice President and CFO, and Steven H. Stein, Barry P. Flannelly and Maria E. Pasquale.
Our named executive officers’ total compensation for 2021 as determined under the rules of the Securities and Exchange Commission, or SEC, is set forth in the following table under the caption “Total.”
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Hervé Hoppenot President and Chief Executive Officer	2021	1,139,709	—	7,399,170	4,689,466	1,160,596	55,324	14,444,265
	2020	1,094,731	—	8,317,223	5,515,024	1,403,468	47,746	16,378,192
	2019	1,044,376	—	6,740,953	5,937,070	1,382,183	46,656	15,151,238
Christiana Stamoulis Executive Vice President and Chief Financial Officer	2021	604,142	—	3,338,400	816,686	307,363	55,970	5,122,561
	2020	585,468	—	1,743,359	1,421,498	375,321	28,604	4,154,250
	2019	497,096	280,000(4)	824,960	2,474,685	369,600	49,327	4,495,668
Steven H. Stein Executive Vice President and Chief Medical Officer	2021	631,779	—	5,364,157	816,686	323,123	28,940	7,164,685
	2020	576,321	—	1,418,393	940,557	369,457	22,022	3,326,750
	2019	549,812	—	4,868,505	1,235,249	363,825	24,093	7,041,484
Barry P. Flannelly Executive Vice President and General Manager—NA	2021	526,783	—	2,945,522	816,686	269,423	46,644	4,605,058
	2020	480,542	—	2,342,694	940,557	308,057	45,034	4,116,884
	2019	458,438	—	1,149,505	3,490,293	303,361	41,345	5,442,942
Maria E. Pasquale Executive Vice President, General Counsel and Corporate Secretary	2021	545,012	—	2,294,968	816,686	277,280	45,305	3,979,251
	2020	529,053	—	1,418,393	940,557	338,587	44,381	3,270,971
	2019	514,178	—	1,149,505	1,235,249	339,900	20,806	3,259,638

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts reported above in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of stock awards and options awards granted in the respective fiscal years, as determined in accordance with ASC 718. The reported amounts for 2019, 2020, and 2021 include the grant date fair value of awards of performance shares, RSUs and stock options. Additional information with respect to 2021 performance share, RSU and stock option awards is set forth in the “2021 Grants of Plan Based Awards” table below.

(2)
Amounts listed in this column represent bonuses paid under the annual incentive compensation plan for each of the respective years. These amounts are not reported in a separately identified Bonus column because the awards are tied to corporate performance objectives.

(3)
Amounts listed in this column for each year represent payments made for matching contributions under our 401(k) plan and also the following payments:

Name	Year	Life Insurance Premiums ($)(a)	Financial Planning Services ($)(b)	Statutory Fee for Serving as Director of EU Subsidiary ($)	Travel Reimbursement ($)(b)(c)
Hervé Hoppenot	2021	7,524	27,752(12,752)	4,400	—
	2020	7,730	21,723(6,723)	2,200	—
	2019	5,125	21,643(6,643)	4,400	—
Christiana Stamoulis	2021	2,622	15,424(4,774)	—	20,524 (6,352)
	2020	2,321	4,055(1,255)	—	5,128 (1,536)
	2019	811	10,883(3,321)	—	21,133 (6,239)
Steven H. Stein	2021	4,902	2,238(693)	4,400	—
	2020	2,315	2,607(807)	2,200	—
	2019	1,377	1,816(521)	4,400	—
Barry P. Flannelly	2021	7,502	21,742(6,742)	—	—
	2020	6,192	21,742(6,742)	—	—
	2019	3,226	21,619(6,619)	—	—
Maria E. Pasquale	2021	4,902	23,003(8,003)	—	—
	2020	4,267	23,014(8,014)	—	—
	2019	1,278	3,028(1,003)	—	—
Proxy Statement 2022 | 63

Executive Compensation
(a)
Payment of life insurance premiums for Mr. Hoppenot in 2018 and earlier years was designed to compensate him for certain components of equity awards from his previous employer that he forfeited when joining Incyte. Our obligation to make these payments expired in 2019. For a more detailed explanation, please see “Employment Contracts, Termination of Employment and Change-in-Control Arrangements—President and CEO—Life Insurance and Disability Insurance Coverage” below.

(b)
Amounts in this column are inclusive of tax gross-up payments. The amount of the specific tax gross-ups are detailed in the parentheses next to the total amount.

(c)
Amounts in this column constitute reimbursement for travel expenses in lieu of a relocation package pursuant to Ms. Stamoulis’ offer letter with the Company.

(4)
This amount represents Ms. Stamoulis’ signing bonus in connection with the commencement of her employment.

64 | Proxy Statement 2022

Executive Compensation
2021 Grants of Plan-Based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Equity Incentive Plan Awards Shares(3)			All Other Stock Awards: Number of Shares of Stocks or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(8)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Hervé Hoppenot		857,583	1,143,444	2,344,060
	01/15/2021								74,720(6)	90.56	2,228,195
	07/02/2021								84,851(7)	83.58	2,461,271
	07/02/2021				33,198	44,264	66,396(3)			83.58	3,699,585
	07/02/2021							44,264		83.58	3,699,585
Christiana Stamoulis		227,115	302,820	620,781
	01/15/2021							11,522		90.56	1,043,432
	01/15/2021								12,743(6)	90.56	380,009
	07/02/2021								15,054(7)	83.58	436,676
	07/02/2021				5,890	7,853	11,780(3)			83.58	656,354
	07/02/2021							7,853		83.58	656,354
	12/01/2021				7,561	15,121	22,682(4)			64.96	982,260
Steven H. Stein		238,761	318,348	652,612
	01/15/2021							23,044		90.56	2,086,865
	01/15/2021								12,743(6)	90.56	380,009
	07/02/2021								15,054(7)	83.58	436,676
	07/02/2021				5,890	7,853	11,780(3)			83.58	656,354
	07/02/2021							7,853		83.58	656,354
	12/01/2021				15,122	30,243	45,365(4)			64.96	1,964,585
Barry P. Flannelly		199,081	265,441	544,154
	01/15/2021							11,522		90.56	1,043,432
	01/15/2021								12,743(6)	90.56	380,009
	07/02/2021								15,054(7)	83.58	436,676
	07/02/2021				5,890	7,853	11,780(3)			83.58	656,354
	07/02/2021							7,853		83.58	656,354
	12/01/2021				4,537	9,073	13,610(4)			64.96	589,382
Maria E. Pasquale		204,887	273,182	560,023
	01/15/2021								12,743(6)	90.56	380,009
	07/02/2021								15,054(7)	83.58	436,676
	07/02/2021				5,890	7,853	11,780(3)			83.58	656,354
	07/02/2021							7,853		83.58	656,354
	12/01/2021				7,561	15,121	22,682(4)			64.96	982,260

(1)
The target amounts shown reflect our annual incentive plan awards originally provided under the 2021 incentive compensation plan and represent the pre-established target awards as a percentage of base salary for the 2021 fiscal year, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance. Actual award amounts are not guaranteed and are determined at the discretion of the Compensation Committee, which may consider an individual’s performance during the period. For additional information, please refer to the section titled “Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Annual Incentive Compensation Plan.” Actual 2021 incentive compensation plan payouts are reflected in the Non Equity Incentive Plan Compensation column of the Summary Compensation Table. For additional information, please refer to the section titled “Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Incentive Awards for Named Executive Officers.”

(2)
The threshold amounts shown illustrate the smallest payout that can be made under the 2021 incentive compensation plan if all of the pre-established performance objectives are achieved at the minimum achievement level. The target amounts shown are the payouts that can be made if all of the pre-established performance objectives have been achieved at the target achievement level and, as noted in footnote (1), correlate to the pre-established target awards as a percentage of base salary. The maximum amounts shown are the greatest payouts that can be made if the compensation plan were earned. Actual awards may be more or less than these amounts and, as noted in footnote (1), are at the discretion of the Compensation Committee. For additional information, please refer to the section titled—”Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Annual Incentive Compensation Plan.”

(3)
Awards under these columns represent performance shares. For the awards made on July 2, 2021, the actual number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by performance percentage multipliers ranging from 0% to 150% based on the actual level at which the applicable development, relative TSR and revenue based performance goals are achieved, as certified by the Compensation Committee. The performance period will end

Proxy Statement 2022 | 65

Executive Compensation
December 31, 2023 and achievement of maximum, target and threshold levels will result in percentage multipliers of 150%, 100% and 75%, respectively, with achievement below threshold level resulting in a percentage multiplier of 0%. In November 2021, the Compensation Committee of the Board of Directors determined that the performance shares granted on July 2, 2021, were earned to date at the 30.0% level (representing the achievement of threshold performance level of the development goal weighted at 40%) thereby resulting in 13,279 shares being earned by Mr. Hoppenot and 2,355 shares earned by the other executive officers who received performance shares, and the earned shares will vest in full on the third anniversary of the grant date of July 2, 2021. Vesting of the performance shares is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change in Control Arrangements” below. For additional information, please refer to the section titled “Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Equity Based Incentive Awards.”
(4)
For the performance share awards made on December 1, 2021, the actual number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by performance percentage multipliers ranging from 0% to 150% based on the actual level at which the global revenue of Opzelura performance goals are achieved, as certified by the Compensation Committee. The performance period will end December 31, 2024 and achievement of maximum, target and threshold levels will result in percentage multipliers of 150%, 100% and 50%, respectively, with achievement below the threshold level resulting in a percentage multiplier of 0%. Vesting of the performance shares is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change in Control Arrangements” below. For additional information, please refer to the section titled “Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—2021 Executive Team Retention Awards.”

(5)
Represents RSUs that will vest in equal installments on each of the first four anniversaries of the grant date, except for the RSUs granted on January 15, 2021 to Christiana Stamoulis, Steven H. Stein and Barry P. Flannelly that will vest in full on the fourth anniversary of the date of grant. Vesting of the RSUs is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change in Control Arrangements” below.

(6)
Options became exercisable as to one fourth of the shares on July 2, 2021, with the remaining shares vesting ratably each month thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change in Control Arrangements” below.

(7)
Options became exercisable as to one fourth of the shares after one year from the grant date, with the remaining shares vesting ratably each month thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change in Control Arrangements” below.

(8)
Represents the aggregate fair value of stock and option awards computed as of the grant date of each performance share, RSU or option award in accordance with ASC 718, rather than amounts paid to or realized by the named individual. There can be no assurance that options will be exercised (in which case no value will be realized by the individual), that the value on exercise of options will approximate the compensation expense we recognized, or that the price of our common stock when RSUs vest and if and when performance shares vest will equal or exceed the price of our common stock on the date of the applicable RSU or performance share award. The grant date fair values of performance shares were calculated by multiplying the closing price of our common stock on the grant date by the target number of shares payable if the performance targets for those shares are achieved at the target level of 100%.

Compensation Risk Assessment
The Compensation Committee, in consultation with the Company’s executive management, reviewed the Company’s compensation policies and practices for its employees and concluded that risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company. Employment Contracts,
Termination of Employment and Change-in-Control Arrangements
We have entered into agreements that may require us to make payments or provide benefits to our named executive officers—Mr. Hoppenot, Ms. Stamoulis, Dr. Stein, Dr. Flannelly, and Ms. Pasquale—in connection with specified terminations of employment. The amount and type of compensation payable to each of these named executive officers upon termination of employment under various circumstances and upon a change in control are described below.
Equity Awards
In April 2014, the Compensation Committee and Management Stock Option Committee approved amendments to outstanding employee stock option and RSU agreements and to the forms of agreements for future employee stock option and RSU agreement to provide that, in the event of a change in control of the Company, (i) if the successor corporation does not assume or substitute comparable awards for all outstanding employee options and RSUs, then as of the date of completion of the change in control transaction, the vesting of such options and RSUs shall be accelerated in full, and (ii) if outstanding options and RSUs are assumed or replaced by comparable awards by the successor corporation and within one year after the change in control, an equity awardee’s service as an employee is terminated without cause or due to constructive termination, then the vesting of such person’s assumed
66 | Proxy Statement 2022

Executive Compensation
or substituted options and RSUs shall be accelerated in full. Performance share awards made in and after 2018 contain provisions that will result in accelerated vesting in the event of a change in control similar to that for outstanding options and RSUs. Performance share awards made in and after 2020 further provide that, in connection with a change in control vesting event, the awards are deemed to be earned at the actual level of achievement or, if the target level is greater, at the target level.
Agreement with Our President and CEO
In connection with his appointment as President and CEO in January 2014, we entered into an employment agreement with Mr. Hoppenot.
In connection with the commencement of his employment, Mr. Hoppenot received in January 2014 a one-time grant of 400,000 RSUs, designed to make him whole for equity he forfeited at his previous employer and also to further incentivize retention over a six-year period. Each RSU represented the right to acquire one share of our common stock. Vesting of the RSUs was subject to Mr. Hoppenot’s continued employment on the applicable vesting dates, with one-sixth of the RSUs vesting at the end of each of the calendar years 2014 through 2019.
Termination Without Good Reason Prior to a Change in Control.   If Mr. Hoppenot voluntarily terminates his employment with the Company other than for good reason and other than in the 24-month period following a change in control (the “Change in Control Employment Period”), we will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation and any accrued vacation pay.
Termination Without Good Reason in Connection with a Change in Control.   If Mr. Hoppenot terminates his employment with us without good reason during the Change in Control Employment Period, we will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus calculated according to the number of days he worked through the date of termination in the current fiscal year.
Termination Without Cause or for Good Reason Not in Connection with a Change in Control.   If, at any time other than during the Change in Control Employment Period, Mr. Hoppenot’s employment is terminated by us without cause or by Mr. Hoppenot for good reason, we will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, his signing bonus, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus for the preceding fiscal year calculated according to the number of days he worked through the date of termination in the current fiscal year. In addition, we will pay him an amount equal to the sum of 1.5 times his annual base salary and the greater of his target bonus or actual bonus amount for the preceding fiscal year. The agreement also provides that Mr. Hoppenot’s stock options and RSUs will vest as to the amount that would have vested had he continued to work for us for an additional 18 months. All options would continue to be exercisable for 180 days following the date of termination. The agreement also provides for the payment by us of COBRA premiums, or the cash equivalent thereof, for Mr. Hoppenot and his family for up to 12 months, outplacement services for up 12 months, as well as payment with respect to any other accrued amounts under other of our benefits arrangements.
Termination in Connection with a Change in Control Without Cause or for Good Reason.   If during the Change in Control Employment Period Mr. Hoppenot’s employment is terminated by us without cause or by Mr. Hoppenot for good reason, we will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, his signing bonus, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus for the preceding fiscal year calculated according to the number of days he worked through the date of termination in the current fiscal year. In addition, we will pay him an amount equal to three times the sum of his current annual base salary and the greater of his target bonus or actual bonus amount for the preceding fiscal year. The agreement also provides that in the event of such a termination, all of Mr. Hoppenot’s unvested RSUs and unvested stock options will vest in full, and all stock options will remain exercisable for 12 months following his termination. In addition, all performance shares will vest in full and be settled assuming the target level of performance has been achieved. The agreement also provides for the continuation of benefits for Mr. Hoppenot and his family for up to 36 months, outplacement services for up 12 months, as well as payment with respect to any other accrued amounts under other of our benefits arrangements.
Proxy Statement 2022 | 67

Executive Compensation
Life Insurance and Disability Insurance Coverage.   When Mr. Hoppenot became our CEO in January 2014, after being recruited by our Board, he forfeited certain equity-based awards with his previous employer that had provided for an acceleration of vesting of a majority of the awards in the event of his death or permanent disability. Our one-time grant of 400,000 RSUs to Mr. Hoppenot, described above, did not contain a similar provision. To provide Mr. Hoppenot with similar economic value commensurate with the equity based awards he had forfeited in order to join us, we agreed in Mr. Hoppenot’s employment agreement to pay the premiums for an insurance policy that will remain in place for the six-year period that commenced on the first day of his employment that will pay $15 million to Mr. Hoppenot upon termination of his employment for disability or his estate on his death. The six-year period for the life and disability insurance was the same vesting period for the 400,000 RSUs. Mr. Hoppenot’s initial employment agreement also required us to gross-up each premium amount so that the total payment made by us was sufficient to cover the premiums and all federal, state and local income taxes incurred by Mr. Hoppenot. In April 2015, we amended Mr. Hoppenot’s employment agreement so that we would no longer be required to gross-up each premium amount to cover taxes incurred by Mr. Hoppenot. In 2019, at Mr. Hoppenot’s suggestion, we amended Mr. Hoppenot’s employment agreement so that we would no longer be required to pay the premiums for the life and disability insurance coverage for 2019, the last year of vesting of Mr. Hoppenot’s initial RSU grant.
Post-Retirement Vesting.   In October 2019, we amended Mr. Hoppenot’s employment agreement to provide that should Mr. Hoppenot remain employed by us through his retirement on a date after December 31, 2024 (as such date may be extended by mutual agreement), all outstanding unvested equity awards that are granted by us to Mr. Hoppenot after July 15, 2019 and before December 31, 2024 (or such later date after December 31,
2024) as may be mutually agreed upon would continue to vest as if he continued to be employed by us following the date of his retirement. In addition, any outstanding stock option awards that are granted to Mr. Hoppenot after July 15, 2019 and before December 31, 2024 (or such later date after December 31, 2024 as may be mutually agreed upon) that either were vested at the date of his retirement or become vested due to the post-retirement continued vesting provisions will be exercisable during the remainder of their original term. The effectiveness of these provisions will be subject to Mr. Hoppenot’s continued compliance with the non-solicitation/non-hiring and non-disparagement covenants described below, including during any period of post-retirement continued vesting provided by the amendments to the agreement.
Other Covenants.   Under the agreement, Mr. Hoppenot is subject to non-solicitation/non-hiring and non-disparagement covenants that extend two years from termination of employment. Upon certain breaches of those covenants after termination of employment, Mr. Hoppenot must forfeit all of his unvested stock options, stock appreciation rights, restricted stock units, performance shares, and the gain or income realized from the exercise, vesting or settlement of the same within 24 months prior to the breach.
Agreements with Other Named Executive Officers
In November 2003, our Board approved a form of employment agreement for Executive Vice Presidents and certain other senior employees. The form of employment agreement for the Executive Vice Presidents and certain other senior employees was amended in December 2008 to comply with Section 409A of the Internal Revenue Code of 1986, as amended. In April 2012, the employment agreements with our Executive Vice Presidents and certain other senior employees were amended to increase the amount payable upon an “involuntary termination” of the executive’s employment within 24 months following a change in control. We entered into an employment agreement with Steven H. Stein in March 2015 while he served as one of our senior employees. We entered into employment agreements with Barry P. Flannelly in August 2014, with Maria E. Pasquale in April 2018 and with Christiana Stamoulis in February 2019 upon their employment with us.
The employment agreements with our Executive Vice Presidents provide that in the event of an “involuntary termination” of the executive’s employment within 24 months following a change in control (which includes actual termination without cause and constructive termination by way of the assignment of duties substantially and materially inconsistent with the executive’s position or other diminishment in position, requiring the executive to be based at any location outside more than 35 miles from the office or location where he or she was based prior to a change in control, a reduction in salary, bonus or adverse change in benefits, or a breach by us of the terms of the executive’s employment arrangement), we will pay the executive an amount equal to two times the sum of the executive’s current annual base salary and the greater of (1) the executive’s current target bonus or (2) the executive’s bonus amount for the preceding fiscal year.
68 | Proxy Statement 2022

Executive Compensation
A “change in control” generally includes a significant change in the composition of the Board, the acquisition by any person or entity of greater than 50% of the combined voting power of our outstanding securities, the approval of our liquidation or dissolution, or the sale or disposition of all or substantially all of our assets or similar transaction. We will also pay the executive a pro rata portion of the executive’s target bonus calculated according to the number of days the executive worked through the termination date in the current fiscal year. The cash payment would be paid in a lump sum payment following the executive’s termination.
The agreement also provides that in the event of such a termination, all of the executive’s unvested stock options will vest in full, and all stock options will be exercisable for 12 months following the executive’s termination. In addition, the agreement provides for the reimbursement by us of COBRA premiums for the executive and eligible dependents for up to 12 months, reimbursement (or payment) by us for the cost of continued life and disability insurance for the executive for 12 months at the same levels in effect on the termination date, as well as payment with respect to any other accrued amounts under other of our benefits arrangements.
Christiana Stamoulis.   In December 2018, in connection with her appointment as Executive Vice President and Chief Financial Officer, Ms. Stamoulis received an offer letter that provides that if her employment is terminated without cause or for good reason, we will pay her an amount equal to the sum of her current annual base salary and her current target bonus, as well as amounts with respect to any other accrued amounts under other of our benefits arrangements. We will also pay the cost of COBRA premiums for one year, or until she becomes eligible for medical insurance with another employer.
Potential Payments Upon Termination Without a Change in Control
The following table describes the potential payments and benefits triggered by a termination of employment of a named executive officer for the reasons specified in the table, in each case prior to a change in control and assuming the employment of the named executive officer was terminated on December 31, 2021.
Termination	Cash Payment ($)	Medical/ Insurance Benefits ($)	Acceleration of Equity Awards ($)(1)	Other ($)(2)	Total ($)
Hervé Hoppenot Termination without cause or constructive termination Death or Disability
	4,919,833	19,422	3,458,233	364,447	8,761,935
	—	—	2,994,163	314,447	3,308,610
Christiana Stamoulis Termination without cause or constructive termination Death or Disability
	908,460	12,490	518,055	46,588	1,485,593
	—	—	518,055	46,588	564,643
Steven Stein Termination without cause or constructive termination Death or Disability
	—	—	518,055	61,221	579,276
	—	—	518,055	61,221	579,276
Barry Flannelly Termination without cause or constructive termination Death or Disability
	—	—	518,055	51,046	569,101
	—	—	518,055	51,046	569,101
Maria E. Pasquale Termination without cause or constructive termination Death or Disability
	—	—	518,055	15,761	533,816
	—	—	518,055	15,761	533,816

(1)
Represents the amount by which the $73.40 closing price of our common stock on December 31, 2021 exceeded the exercise price for stock options for which vesting would have accelerated as a result of termination of employment and $73.40 multiplied by the number of RSUs and performance shares for which vesting would have accelerated as a result of termination of employment.

(2)
Includes accrued amounts under other of the Company’s benefits arrangements, including accrued vacation and other vested benefits the named executive officer is entitled to receive that are generally available to all salaried employees.

Proxy Statement 2022 | 69

Executive Compensation
Potential Payments Upon Termination in Connection with a Change in Control
The following table describes the potential payments and benefits triggered by a termination of employment of a named executive officer in connection with a change in control, by the Company without cause or by the executive for good reason, in each case assuming the employment of the named executive officer was terminated on December 31, 2021.
Termination	Cash Payment ($)	Medical/ Insurance Benefits ($)	Acceleration of Equity Awards ($)(1)	Other ($)(2)	Total ($)
Hervé Hoppenot Termination without cause or for good reason(3)
	8,740,201	68,570	14,912,523	364,447	24,085,741
Christiana Stamoulis Termination without cause or for good reason(3)
	2,264,742	12,490	4,576,490	46,588	6,900,310
Steven H. Stein Termination without cause or for good reason(3)
	2,330,652	36,869	10,209,015	61,221	12,637,757
Barry P. Flannelly Termination without cause or for good reason(3)
	1,943,319	35,980	5,053,510	51,046	7,083,855
Maria E. Pasquale Termination without cause or for good reason(3)
	2,043,084	35,985	3,874,011	15,761	5,968,841

(1)
Represents the amount by which the $73.40 closing price of our common stock on December 31, 2021 exceeded the exercise price for stock options for which vesting would have accelerated as a result of termination of employment and $73.40 multiplied by the number of RSUs and performance shares for which vesting would have accelerated as a result of termination of employment.

(2)
Includes accrued amounts under other of the Company’s benefits arrangements, including accrued vacation and other vested benefits the named executive officer is entitled to receive that are generally available to all salaried employees.

(3)
Includes constructive termination following a change in control. See the section entitled “Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Agreements with Other Named Executive Officers” above.

70 | Proxy Statement 2022

Executive Compensation
2021 Outstanding Equity Awards at Fiscal Year-End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Hervé Hoppenot	**01/07/2016	20,195	—	95.76	01/06/2026
	01/07/2016	75,138	—	95.76	01/06/2023
	*07/15/2016	74,245	—	83.83	07/14/2026
	***01/17/2017	74,245	—	113.64	01/16/2027
	**01/17/2017	94,325	—	113.64	01/16/2027
	*07/05/2017	47,168	—	128.34	07/04/2027
	***01/23/2018	47,168	—	94.63	01/22/2028
	**01/24/2018	—	25,401	95.34	01/23/2028
	*07/02/2018	75,642	12,915	68.62	07/01/2028
	07/02/2018					5,242(4)	384,763
	***01/04/2019	75,643	12,915	72.27	01/03/2029
	07/02/2019					19,824(3)	1,455,082
	*07/02/2019	58,197	38,130	85.01	07/01/2029
	07/02/2019					20,180(4)	1,481,212
	***01/17/2020	58,198	38,130	80.50	01/16/2030
	07/02/2020					29,295(3)	2,150,253
	07/02/2020					9,452(5)	693,777	29,607(6)	2,173,154(8)
	*07/02/2020	26,463	48,257	106.47	07/01/2030
	***01/15/2021	26,463	48,257	90.56	01/14/2031
	07/02/2021					13,279(5)	974,679	30,985(7)	2,274,299(8)
	07/02/2021					44,264(3)	3,248,978
	*07/02/2021	—	84,851	83.58	07/01/2031
		753,090	308,856			141,536	10,388,744	60,592	4,447,453

Christiana Stamoulis	02/11/2019					5,143(3)	377,496
	*02/11/2019	51,572	21,237	80.21	02/11/2029
	02/11/2020					3,201(3)	234,953
	*02/11/2020	15,693	18,547	76.14	02/11/2030
	07/02/2020					4,996(3)	366,706
	07/02/2020					1,611(5)	118,247	5,050(6)	370,670(8)
	*07/02/2020	4,512	8,231	106.47	07/01/2030
	***01/15/2021	4,512	8,231	90.56	01/14/2031
	01/15/2021					11,522(10)	845,715
	07/02/2021					2,355(5)	172,857	5,498(7)	403,553(8)
	07/02/2021					7,853(3)	576,410
	*07/02/2021	—	15,054	83.58	07/01/2031
	12/01/2021							15,121(11)	1,109,881
		76,289	71,300			36,681	2,692,384	25,669	1,884,104

Proxy Statement 2022 | 71

Executive Compensation
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven Stein	01/07/2016	8,870	—	95.76	01/06/2023
	**01/07/2016	4,039	—	95.76	01/06/2026
	*07/15/2016	1,194	—	83.83	07/14/2026
	***01/17/2017	19,091	—	113.64	01/16/2027
	**01/17/2017	18,865	—	113.64	01/16/2027
	*07/05/2017	12,128	—	128.34	07/04/2017
	***01/23/2018	12,128	—	94.63	01/22/2028
	**01/24/2018		21,167	95.34	01/23/2028
	*07/02/2018	5,219	3,321	68.62	07/01/2028
	07/02/2018					1,348(4)	98,943
	***01/04/2019	3,321	9,014	72.27	01/03/2029
	04/29/2019					25,000(9)	1,835,000
	07/02/2019					3,381(3)	248,165
	*07/02/2019	9,925	6,503	85.01	07/01/2029
	07/02/2019					3,441(4)	252,569
	***01/17/2020	9,925	6,503	80.50	01/16/2030
	07/02/2020					4,996(3)	366,706
	07/02/2020					1,611(5)	118,247	5,050(6)	370,670(8)
	*07/02/2020	4,512	8,231	106.47	07/01/2030
	***01/15/2021	4,512	8,231	90.56	01/14/2031
	01/15/2021					23,044(10)	1,691,430
	07/02/2021					2,355(5)	172,857	5,498(7)	403,553(8)
	07/02/2021					7,853(3)	576,410
	*07/02/2021	—	15,054	83.58	07/01/2031
	12/01/2021							30,243(11)	2,219,836
		113,729	78,024			73,029	5,360,327	40,791	2,994,059

72 | Proxy Statement 2022

Executive Compensation
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Barry P. Flannelly	**01/07/2016	4,039	—	95.76	01/06/2026
	01/07/2016	18,784	—	95.76	01/06/2023
	*07/15/2016	19,091	—	83.83	07/14/2026
	***01/17/2017	19,091	—	113.64	01/16/2027
	*07/05/2017	12,128	—	128.34	07/04/2027
	***01/23/2018	12,128	—	94.63	01/22/2028
	*07/02/2018	19,451	3,321	68.62	07/01/2028
	07/02/2018					1,348(4)	98,943
	***01/04/2019	19,451	3,321	72.27	01/03/2029
	**01/04/2019		63,105	72.27	01/03/2029
	07/02/2019					3,381(3)	248,165
	*07/02/2019	9,925	6,503	85.01	07/01/2029
	07/02/2019					3,441(4)	252,569
	01/17/2020					11,482(10)	842,779
	***01/17/2020	9,925	6,503	80.50	01/16/2030
	07/02/2020					4,996(3)	366,706
	07/02/2020					1,611(5)	118,247	5,050(6)	370,670(8)
	*07/02/2020	4,512	8,231	106.47	07/01/2030
	***01/15/2021	4,512	8,231	90.56	01/14/2031
	01/15/2021					11,522(10)	845,715
	07/02/2021					2,355(5)	172,857	5,498(7)	403,553(8)
	07/02/2021					7,853(3)	576,410
	*07/02/2021	—	15,054	83.58	07/01/2031
	12/01/2021							9,073(11)	665,958
		153,037	114,269			47,989	3,522,391	19,621	1,440,181

Maria E. Pasquale	*04/09/2018	11,344	3,433	65.36	04/08/2028
	04/09/2018					1,482(3)	108,779
	*07/02/2018	7,117	3,321	68.62	07/01/2028
	07/02/2018					1,348(4)	98,943
	***01/04/2019	8,540	3,321	72.27	01/03/2029
	07/02/2019					3,381(3)	248,165
	*07/02/2019	9,925	6,503	85.01	07/01/2029
	07/02/2019					3,441(4)	252,569
	***01/17/2020	9,925	6,503	80.50	01/16/2030
	07/02/2020					1,611(5)	118,247	5,050(6)	370,670(8)
	07/02/2020					4,996(3)	366,706
	*07/02/2020	4,512	8,231	106.47	07/01/2030
	***01/15/2021	4,512	8,231	90.56	01/14/2031
	07/02/2021					2,355(5)	172,857	5,498(7)	403,553(8)
	07/02/2021					7,853(3)	576,410
	*07/02/2021	—	15,054	83.58	07/01/2031
	12/01/2021							15,121(11)	1,109,881
		55,875	54,597			26,467	1,942,676	25,669	1,884,104

(1)
All options listed in this table, other than those marked with an asterisk (*), a double asterisk (**) or a triple asterisk (***), become exercisable as to one-third of the shares on the first anniversary of the date of grant, with the remaining shares vesting ratably on a monthly basis thereafter over the following two years, and have a term of seven years, subject to earlier termination in certain events relating to termination of employment. Options marked with an asterisk become exercisable as to one-fourth of the shares on the first anniversary of the date of grant, with the remaining shares vesting ratably on a monthly basis thereafter over the following three years, and have a term of ten years, subject to earlier termination in

Proxy Statement 2022 | 73

Executive Compensation
certain events relating to termination of employment. Options marked with a double asterisk become exercisable as to all of the shares on the fourth anniversary of the date of grant, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Options marked with a triple asterisk become exercisable as to one-fourth of the shares on the first anniversary of the grant date in July of the preceding year with the remaining shares vesting ratably on a monthly basis thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of all options listed in this table is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
(2)
The market value of unvested RSUs and earned performance shares is calculated by multiplying the number of unvested shares held by the applicable named executive officer by $73.40, the closing price of our common stock on December 31, 2021.

(3)
RSUs that vest in equal installments on each of the first four anniversaries of the grant date, subject to the holder’s continued service through such dates. Vesting of the RSUs is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(4)
Represents the number of shares of common stock underlying performance shares that were earned based upon the achievement of revenue based performance criteria. The earned performance shares will vest in equal installments on each of the first four anniversaries of the grant date, subject to the holder’s continued service through such dates. Vesting of the performance shares is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(5)
Represents shares of common stock underlying performance shares earned upon the interim achievement of performance criteria determined to be satisfied on November 19, 2021. The earned shares will vest on the third anniversary of the respective July 2, 2020 and July 2, 2021 grant dates, subject to the holder’s continued service through the respective date. Vesting of the performance shares is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(6)
Represents the remaining target number of shares of common stock underlying performance shares that can be earned based upon the achievement of specified development and revenue-based performance goals. The actual number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by performance percentage multipliers ranging from 0% to 175% based on the actual level at which the applicable specified development and revenue-based performance goals are achieved, as certified by the Compensation Committee. The shares, if earned, will vest on the third anniversary of the July 2, 2020 grant date, subject to the holder’s continued service through such date. Vesting of the performance shares is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(7)
Represents the remaining target number of shares of common stock underlying performance shares that can be earned based upon the achievement of specified development, revenue and market-based (relative total shareholder returns compared to the Nasdaq Biotechnology Index) performance goals. The actual number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by performance percentage multipliers ranging from 0% to 150% based on the actual level at which the applicable performance goals are achieved, as certified by the Compensation Committee. The shares, if earned, will vest on the third anniversary of the July 2, 2021 grant date, subject to the holder’s continued service through such date. Vesting of the performance shares is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(8)
The market value of unearned and unvested performance shares assumes achievement of the performance goals at the target level of 100% and is calculated by multiplying the number of unearned and unvested target shares held by the applicable named executive officer by $73.40, the closing price of our common stock on December 31, 2021.

(9)
Represents the number of shares of common stock underlying performance shares that were earned based upon the achievement of a specified number of new chemical entities approved by regulatory authorities. The earned performance shares will vest in full on June 28, 2022, subject to the holder’s continued service through such dates. Vesting of the performance shares is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(10)
Represents RSUs that vest on the fourth anniversary of the grant date, subject to the holder’s continued service through such date. Vesting of the RSUs is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(11)
Represents the number of shares of common stock underlying performance shares that can be earned based upon the achievement of specified Opzelura performance goals. The actual number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by performance percentage multipliers ranging from 0% to 150% based on the actual level at which the applicable performance goals are achieved, as certified by the Compensation Committee. The shares, if earned, will vest on November 30, 2025, subject to the holder’s continued service through such date. Vesting of the performance shares is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

74 | Proxy Statement 2022

Executive Compensation
2021 Option Exercises and Stock Vested Table
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Hervé Hoppenot	—	—	38,429(3)	3,211,075
Christiana Stamoulis	—	—	5,303(4)	448,354
Steven H. Stein	3,795	119,087	57,302(5)	4,890,590
Barry P. Flannelly	—	—	7,302(6)	610,090
Maria E. Pasquale	1,146	16,129	7,904(7)	655,251

(1)
Value realized is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the individual.

(2)
Value realized is based on the fair market value of our common stock on the vesting date and does not necessarily reflect proceeds actually received by the individual.

(3)
Represents 38,429 shares received upon vesting of RSUs, of which 17,651 shares were automatically withheld to cover tax withholding obligations.

(4)
Represents 5,303 shares received upon vesting of RSUs, of which 1,726 shares were automatically withheld to cover tax withholding obligations.

(5)
Represents 57,302 shares received upon vesting of RSUs, of which 25,434 shares were automatically withheld to cover tax withholding obligations.

(6)
Represents 7,302 shares received upon vesting of RSUs, of which 2,263 shares were automatically withheld to cover tax withholding obligations.

(7)
Represents 7,904 shares received upon vesting of RSUs, of which 2,758 shares were automatically withheld to cover tax withholding obligations.

Proxy Statement 2022 | 75

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Hoppenot, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2021, our last completed fiscal year:
•
the median of the annualized total compensation of all employees of our Company (other than our CEO), was $248,810; and

•
the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $14,444,265.

Based on this information, for 2021 the ratio of the annual total compensation of
Mr. Hoppenot, our CEO, to the median of the annual total compensation of all employees was 58 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•
We determined that, as of December 31, 2021, our employee population consisted of 2,093 employees other than Mr. Hoppenot, with 1,578 based in North America, 459 based in Europe and 56 based in Asia.

•
We selected December 31, 2021, which is within the last three months of 2021, as the date upon which we would identify the “median employee.”

•
For all employees, we examined total compensation, which included: base salary, incentive compensation plan payments for non-sales employees, sales incentive compensation plan payments for sales employees, equity awards consisting of stock options and restricted stock units, and other compensation such as 401(k) matching contributions and Company-paid life insurance premiums.

•
We included all employees, whether employed on a full-time or part-time basis, and we annualized the compensation of all permanent employees who were not employed by us for all of 2021.

•
We did not make any cost-of-living adjustments in identifying the “median employee.”

•
For employees outside the United States, we converted their compensation to U.S. dollars using the relevant average exchange rate for 2021.

76 | Proxy Statement 2022

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2021, including the 1997 Employee Stock Purchase Plan and the 2010 Stock Incentive Plan.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	16,863,292(1)	88.39(2)	10,654,571(3)
Equity compensation plans not approved by security holders	—	—	—
Total	16,863,292	88.39	10,654,571

(1)
Includes 3,453,555 shares subject to RSUs, 260,996 shares subject to earned performance shares and 385,281 shares subject to unearned performance shares outstanding as of December 31, 2021 that were issued under the 2010 Stock Incentive Plan. The number of shares subject to such unearned performance shares represents the maximum number of shares issuable pursuant to such performance shares as of such date.

(2)
RSUs and performance shares, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(3)
Includes 680,975 shares available for issuance under the 1997 Employee Stock Purchase Plan and 9,969,628 shares available for issuance under the 2010 Stock Incentive Plan.

Proxy Statement 2022 | 77

Report of the Audit and Finance Committee of the Board

The Audit and Finance Committee of the Board is composed of four directors, each of whom qualifies as “independent” under the current listing requirements of The Nasdaq Stock Market. The current members of the Audit and Finance Committee are Paul J. Clancy, Wendy L. Dixon and Jacqualyn A. Fouse. The Audit and Finance Committee acts pursuant to a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.
In performing its functions, the Audit and Finance Committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting. It is not the duty of the Audit and Finance Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company’s internal control over financial reporting.
Within this framework, the Audit and Finance Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2021 and the Company’s internal control over financial reporting. The Audit and Finance Committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed pursuant to the applicable standards of the Public Company Accounting Oversight Board. In addition, the Audit and Finance Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based upon these reviews and discussions, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Audit and Finance Committee
Paul J. Clancy (Chair)
Wendy L. Dixon
Jacqualyn A. Fouse
78 | Proxy Statement 2022

PROPOSAL 3
Ratification of Independent Registered Public
Accounting Firm

The Audit and Finance Committee has appointed the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, subject to reconsideration by the Audit and Finance Committee should our stockholders fail to ratify such appointment at the Annual Meeting or should the Audit and Finance Committee not approve Ernst & Young LLP’s audit plan for the fiscal year ending December 31, 2022. Ernst & Young LLP has audited our financial statements since the Company’s inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees billed or expected to be billed by Ernst & Young LLP for audit and other services rendered.
	Year Ended December 31
	2021	2020
	(in thousands)
Audit Fees(1)	$2,447	$2,297
Audit-related Fees(2)	$218	—

(1)
Audit fees include fees and out-of-pocket expenses billed for the audit of the Company’s annual statements and reviews of the Company’s quarterly financial statements, including the Company’s Annual Report on Form 10-K, the audit of the Company’s internal control over financial reporting, and include fees for SEC registration statements and consultation on accounting standards or transactions.

(2)
Audit-related fees include fees billed for consultations concerning ERP system implementation and related controls environment.

The Audit and Finance Committee considered whether the provision of the services other than the audit services is compatible with maintaining Ernst & Young LLP’s independence.
Pre-Approval Policies and Procedures
The Audit and Finance Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. All of the services provided by the Company’s independent registered public accounting firm in 2021 and 2020 were pre-approved.
Required Vote
Ratification will require the affirmative vote of a majority of the shares present and entitled to vote. Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee determines that such a change would be in the best interests of the Company and its stockholders.
Proxy Statement 2022 | 79

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 18, 2022, as to shares of our common stock beneficially owned by: (i) each person who is known to us to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers named under “Executive Compensation—Summary Compensation Table” and (iv) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, DE 19803. The percentage of our common stock beneficially owned is based on 221,496,070 shares outstanding as of April 18, 2022. In addition, shares issuable pursuant to options that may be acquired, or RSUs that vest, in each case, within 60 days of April 18, 2022 are deemed to be issued and outstanding and have been treated as outstanding in calculating and determining the beneficial ownership and percentage ownership of those persons possessing those securities, but not for any other individuals.
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned (#)(1)	Percentages Beneficially Owned (%)(1)
5% Stockholders
Felix J. Baker(2)	36,644,727	16.5
Baker Bros. Advisors LP and affiliated entities(2)	36,279,680	16.4
The Vanguard Group and affiliates(3)	20,944,759	9.5
BlackRock, Inc.(4)	18,336,658	8.3
Dodge & Cox (5)	16,657,586	7.5
Named Executive Officers and Directors
Hervé Hoppenot(6)	1,109,774	*
Christiana Stamoulis(7)	101,636	*
Steven H. Stein(8)	185,441	*
Barry P. Flannelly(9)	132,653	*
Maria E. Pasquale(10)	85,520	*
Julian C. Baker(2)	36,642,310	16.5
Jean-Jacques Bienaimé(11)	131,840	*
Otis W. Brawley (12)	7,165	*
Paul J. Clancy(13)	129,286	*
Wendy L. Dixon(14)	143,764	*
Jacqualyn A. Fouse(15)	88,257	*
Edmund P. Harrigan(16)	28,456	*
Katherine A. High(17)	15,143	*
All directors and executive officers as a group (18 persons)(18)	39,245,152	17.5

*
Represents less than 1% of our common stock.

(1)
To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)
Baker Bros. Advisors LP is the investment adviser to 667, L.P. and Baker Brothers Life Sciences, L.P. (“Baker Funds”). Baker Bros. Advisors (GP), LLC is the sole general partner of Baker Bros. Advisors LP. Julian C. Baker and Felix J. Baker are the managing members of Baker Bros. Advisors (GP), LLC. The address for Baker Bros. Advisors LP, the Baker Funds, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, New York 10014. Pursuant to the management agreements, as amended, among Baker Bros. Advisors LP, the Baker Funds and their respective general partners, the Baker Funds’ respective general partners relinquished to Baker Bros. Advisors LP all discretion and authority with respect to the investment and voting power of the securities held by the Baker

80 | Proxy Statement 2022

Security Ownership of Certain Beneficial Owners and Management
Funds, and thus Baker Bros. Advisors LP has complete and unlimited discretion and authority with respect to the Baker Funds’ investments and voting power over investments. According to an amended Schedule 13D filed March 10, 2022 and Form 4 filed April 4, 2022, the total number of shares of our common stock beneficially owned includes shares directly held as follows:
Holder	Shares
667, L.P.	2,734,189
Baker Brothers Life Sciences, L.P.	33,212,097
Julian C. Baker	484,248
Felix J. Baker	281,190
Entities affiliated with Julian C. Baker and Felix J. Baker	83,857
Pursuant to an agreement between Baker Bros. Advisors LP and Julian C. Baker, Baker Bros. Advisors LP has sole voting and dispositive power with respect to 205,475 shares owned directly by Julian C. Baker that were received by Mr. Baker upon exercise of options, upon vesting of RSUs or in lieu of cash fees in connection with serving as a member of our Board of Directors and with respect to 127,919 shares subject to RSUs that will vest and options exercisable within 60 days of April 18, 2022 that are held by Julian C. Baker and that are included in the number of shares shown as beneficially owned.
(3)
According to an amended Schedule 13G filed February 10, 2022, filed by The Vanguard Group (“Vanguard”), Vanguard, in its capacity as investment adviser, may be deemed to beneficially own all shares listed in the table, and has sole dispositive power with respect to 20,166,978 shares, shared dispositive power with respect to 777,781 shares, and shared voting power with respect to 318,087 shares. The address of the principal place of business of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)
According to an amended Schedule 13G filed February 1, 2022, filed by BlackRock, Inc. (“BlackRock”), BlackRock, in its capacity as investment adviser, may be deemed to beneficially own and has sole dispositive power with respect to all shares listed in the table and has sole voting power with respect to 16,722,365 shares. The address of the principal place of business of BlackRock is 55 East 52nd Street, New York, New York, 10022.

(5)
According to a Schedule 13G filed February 14, 2022, filed by Dodge & Cox, in its capacity as investment adviser, may be deemed to beneficially own and has sole dispositive power with respect to all shares listed in the table and has sole voting power with respect to 15,965,436 shares. The address of the principal place of business of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, California 94104.

(6)
Includes 843,393 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 18, 2022.

(7)
Includes 92,857 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 18, 2022.

(8)
Includes 153,573 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 18, 2022.

(9)
Includes 124,157 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 18, 2022.

(10)
Includes 72,292 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 18, 2022.

(11)
Includes 122,919 shares subject to RSUs that will vest and options exercisable within 60 days of April 18, 2022.

(12)
Includes 7,165 shares subject to RSUs that will vest and options exercisable within 60 days of April 18, 2022.

(13)
Includes 122,919 shares subject to RSUs that will vest and options exercisable within 60 days of April 18, 2022.

(14)
Includes 127,919 shares subject to RSUs that will vest and options exercisable within 60 days of April 18, 2022.

(15)
Includes 81,669 shares subject to RSUs that will vest and options exercisable within 60 days of April 18, 2022.

(16)
Includes 24,807 shares subject to RSUs that will vest and options exercisable within 60 days of April 18, 2022.

(17)
Includes 13,722 shares subject to RSUs that will vest and options exercisable within 60 days of April 18, 2022.

(18)
Includes shares pursuant to the second paragraph of note (2) and notes (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), and (17) above, and 358,490 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 18, 2022 held by other executive officers of the Company.

Proxy Statement 2022 | 81

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance
Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10% of our common stock are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to identify in this Proxy Statement those persons who failed to timely file these reports. Based solely on our review of the copies of such forms received by us, or written representation from certain reporting persons, we believe that all of the filing requirements for such persons were satisfied for 2021.
Stockholder Proposals for the 2023 Annual Meeting
To be considered for inclusion in the Company’s proxy statement for the Company’s 2023 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 30, 2022. These proposals also must comply with the proxy proposal submission rules of the Securities and Exchange Commission under Rule 14a-8.
A stockholder proposal not included in the Company’s proxy statement for the 2023 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company, provides the information required by the Company’s Bylaws, and otherwise complies with the provisions of the Company’s Bylaws. To be timely, our Bylaws provide that the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, in the event that the 2023 Annual Meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 90th day prior to the date of the meeting and (2) the 10th day following the first public announcement or disclosure of the date of the 2023 Annual Meeting.
82 | Proxy Statement 2022

Annual Report
We will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of common stock at the close of business on April 18, 2022, the record date, a copy of our Annual Report on Form 10-K, including the financial statements, the financial statement schedules, and all exhibits. The written request should be sent to: Investor Relations Department, Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, DE 19803.
Whether you intend to be present at the Annual Meeting or not, we urge you to vote by telephone, the internet, or by signing and mailing the enclosed proxy promptly.
By Order of the Board of Directors

Hervé Hoppenot
President and Chief Executive Officer
April 29, 2022
Proxy Statement 2022 | 83

Frequently Asked Questions

Will there be any other items of business on the agenda?
We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We have elected to provide access to our proxy materials over the Internet, as permitted by the rules of the SEC. Accordingly, in most instances we are mailing a Notice of Internet Availability of Proxy Materials (Proxy Availability Notice) to our stockholders. All stockholders will have the ability to access our proxy materials on the website referred to in the Proxy Availability Notice or may request to receive printed versions of our proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Proxy Availability Notice.
We intend to mail the Proxy Availability Notice on or about April 29, 2022 to all stockholders of record entitled to vote at the Annual Meeting. We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 29, 2022.
What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?
If you hold your shares in more than one account, you may receive a separate Proxy Availability Notice or a separate set of printed proxy materials, including a separate proxy voting card or voting instruction form, for each account. To ensure that all of your shares are voted, please vote by telephone or by Internet or sign, date and return a proxy card or voting instruction form for each account.
Who is entitled to vote?
Stockholders of record at the close of business on April 18, 2022, the Record Date, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder as of the Record Date.
How many shares must be present to hold the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of our outstanding common stock on the Record Date constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. As of the close of business on the Record Date, there were 221,496,070 shares of our common stock outstanding. If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for purposes of determining a quorum. If your shares are held in street name, your shares are counted as present for purposes of determining a quorum if your broker, bank or other nominee submits a proxy covering your shares. Your broker, bank or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank or other nominee on how to vote on those matters. Please see “How are votes counted?” below. If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record.” This Proxy Statement, our Annual Report and the proxy card have been sent directly to you by Incyte.
84 | Proxy Statement 2022

Frequently Asked Questions
Beneficial Owner.  If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the “beneficial owner” of shares held in street name. This Proxy Statement and our Annual Report have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction form provided by your broker, bank or other nominee.
How do I vote?
You may vote using any of the following methods:
By Mail	By Telephone	By Internet	In Person at the Annual Meeting*

Mail—Follow the instructions in your proxy materials.	Telephone—Stockholders of record may call toll-free 1-800-652—VOTE (8683)	By Internet—Stockholders of record may vote online at www.envisionreports.com/INCY	In Person at the Annual Meeting—You may obtain directions to the Annual Meeting by contacting our Company’s Investor Relations Department at (302) 498-6700.
	Most stockholders who hold shares beneficially in street name may provide voting instructions to their brokers, banks or other nominees by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or other nominees. The telephone voting facilities will close at 11:59 pm, Eastern Daylight Time, the day before the meeting date.	Most stockholders who hold shares beneficially in street name may provide voting instructions to their brokers, banks or other nominees by accessing the website specified on the voting instruction form provided by their brokers, banks or other nominees. The internet voting facilities will close at 11:59 pm, Eastern Daylight Time, the day before the meeting date.
Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the meeting.

*
We intend to hold our Annual Meeting in person. However, we continue to monitor the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. If stockholder attendance is not permitted or we determine that it is not in the best interest of our employees, stockholders and community to permit stockholder attendance, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so via a press release, and will post details on how to participate on our website and file additional proxy materials with the SEC. Please note that Incyte requires all visitors to provide proof of COVID-19 vaccination.

Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of our Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later dated proxy. If you submitted your proxy by telephone or the internet, you may change your vote or revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. For shares you hold beneficially in street name, you may change your vote or revoke your proxy by submitting new voting instructions to or informing your broker, bank or other nominee in accordance that entity’s procedures for changing or revoking your voting instructions.
How are votes counted?
In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” for each nominee. For each of Proposals 2 and 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the nominees to the Board of Directors, “FOR” the approval of the compensation of our named executive officers, “FOR” the ratification of the independent registered public accounting firm and, in the discretion of the proxy holders, on any other matters that may properly come before the meeting.
Proxy Statement 2022 | 85

Frequently Asked Questions
If you hold shares beneficially in street name and do not provide your broker, bank or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. If you hold shares beneficially in street name and do not vote your shares, your broker, bank or other nominee can vote your shares at its discretion only on Proposal 3, the ratification of the independent registered public accounting firm. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, other than Proposal 3, assuming that a quorum is obtained.
What vote is required to approve each item?
We have a majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Cumulative voting is not permitted, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy. A “majority of the votes cast” means that the number of votes cast “FOR” a director nominee exceeds the number of votes cast “AGAINST” the nominee. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a “holdover” director, but will be subject to our director resignation policy. Additional information concerning our director resignation policy is set forth under the heading “Corporate Governance—Majority Voting Policy.”
The table below describes the proposals to be considered at the Annual Meeting and the vote required for each proposal:
Proposal		Vote Required	Effect of Abstentions(1)	Broker Discretionary Voting Allowed?(2)
1	Election of Directors	A nominee for director will be elected if the votes cast “FOR” such nominee exceed the votes cast “AGAINST” such nominee.	No effect Not considered votes cast on this proposal	No Brokers without voting instructions will not be able to vote on this proposal
2	Advisory Vote to Approve Executive Compensation
Non-binding, advisory proposal. We will consider the matter approved if it receives the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote on this proposal.
			Counted as vote Same effect as votes against	No Brokers without voting instructions will not be able to vote on this proposal
3	Ratification of the Appointment of Ernst & Young LLP	The affirmative “FOR” vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote on this proposal.	Counted as vote Same effect as votes against	Yes Brokers without voting instructions will have discretionary authority to vote

(1)
As noted above, abstentions will be counted as present for purposes of establishing a quorum at the Annual Meeting.

(2)
Only relevant if you are the beneficial owner of shares held in street name. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

If any other matter is properly brought before the Annual Meeting, such matter also will be determined by the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting.
What is “householding” and how does it affect me?
We have adopted a process for mailing our Annual Report and this Proxy Statement called “householding,” which has been approved by the Securities and Exchange Commission. Householding means that stockholders who share
86 | Proxy Statement 2022

Frequently Asked Questions
the same last name and address will receive only one copy of our Annual Report and this Proxy Statement, unless we receive contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.
If you prefer to receive multiple copies of our Annual Report and this Proxy Statement at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to Investor Relations Department, Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, Delaware 19803 or by calling (302) 498-6700 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of our Annual Report and this Proxy Statement can request householding by contacting us in the same manner. We have undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.
If you are a beneficial owner, you may request additional copies of our Annual Report and this Proxy Statement or you may request householding by notifying your broker, bank or other nominee.
How are proxies solicited?
Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock. In addition, we have engaged D.F. King & Co., Inc. to assist us in soliciting proxies for a fee of $12,500, plus out-of-pocket expenses.
Proxy Statement 2022 | 87

Appendix A

Note Regarding Forward-Looking Statements
Except for the historical information set forth herein, the matters set forth in this proxy statement contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: our expectation that our 2021 new product launches will contribute more meaningfully to revenue going forward; our expectations regarding the submission of once-a-day ruxolitinib to the FDA; our expectations regarding the size of the opportunity for ruxolitinib cream in vitiligo and other indications; our expectations regarding expanded development and additional trials of axatilimab; our expectations regarding selecting a lead PD-L1 program; our expectations with respect to becoming an operationally carbon neutral organization and means to achieve that goal; our expectations regarding our ability to achieve our goal of transitioning our fleet to hybrid or electric vehicles and the timing of our report under TCFD; our expectations regarding our global responsibility initiative; and our beliefs regarding the benefits and effects of our compensation policies and methods.
These forward-looking statements are based on our current expectations and are subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials and the ability to enroll subjects in accordance with planned schedules; the effects of the COVID-19 pandemic and measures intended to limit the pandemic on our and our collaborators’ clinical trials, supply chain and other third-party providers, sales and marketing efforts and business, development and discovery operations; determinations made by the FDA, EMA and other regulatory authorities our dependence on our relationships with and changes in the plans of our collaboration partners; the efficacy or safety of our products and the products of our collaboration partners; the acceptance of our products and the products of our collaboration partners in the marketplace; the effects of market competition; unexpected variations in the demand for our products and the products of our collaboration partners; the effects of announced or unexpected price regulation or limitations on reimbursement or coverage for our products and the products of our collaboration partners; risks related to our ability to achieve our environmental and global responsibility goals, including the costs involved in doing so, supply chain or other issues that could affect timing of achievement of goals, and changes in regulations, technology and other factors beyond our control; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2021. We disclaim any intent or obligation to update these forward-looking statements.
A-1 | Proxy Statement 2022

Incyte

VOTE

Your vote matters – here's how to vote!

2022 Annual Meeting Proxy Card

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Julian C. Baker	☐	☐	☐
02 - Jean-Jacques Bienaimé	☐	☐	☐
03 - Otis W. Brawley	☐	☐	☐
04 - Paul J. Clancy	☐	☐	☐
05 - Jacqualyn A. Fouse	☐	☐	☐
06 - Edmund P. Harrigan	☐	☐	☐
07 - Katherine A. High	☐	☐	☐
08 - Hervé Hoppenot	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

8 2 B M

03M53B

Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this cardVotes submitted electronically must be received by 11:59pm, (EDT), on June 14, 2022Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.OnlineGo to www.envisionreports.com/INCY or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Sign up for electronic delivery at www.envisionreports.com/INCY 1. Election of Directors:q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qFor Against Abstain For Against Abstain For Against Abstain 01 - Julian C. Baker 04 - Paul J. Clancy07 - Katherine A. High02 - Jean-Jacques Bienaimé 05 - Jacqualyn A. Fouse08 - Hervé Hoppenot03 - Otis W. Brawley06 - Edmund P. Harrigan2. Approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers.For Against Abstain For Against Abstain3. Ratify the appointment of Ernst & Young LLP as the Company’sindependent registered public accounting firm for 2022. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please giv full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03M53B8 2 B M

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2021 are available at http://www.envisionreports.com/incy q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFor Annual Meeting — June 15, 2022HERVÉ HOPPENOT and MARIA E. PASQUALE, or either of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth below and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of Incyte Corporation (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices at 1815 Augustine Cut-off, Wilmington, Delaware 19803, on Wednesday, June 15, 2022 at 1:00 p.m., Eastern Daylight Time, or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR each director nominee and FOR items 2 and 3 and in accordance with the discretion of the proxies on any other matters as may properly come before the Annual Meeting.(continued and to be signed on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below.